UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CINCINNATI FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CINCINNATI FINANCIAL CORPORATION 2010 SHAREHOLDER MEETING NOTICE AND PROXY STATEMENT

March ___, 2010

To the Shareholders of Cincinnati Financial Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Financial Corporation, which will take place at 9:30 a.m. on Saturday, May 1, 2010, at the Cincinnati Art Museum, located in Eden Park, Cincinnati, Ohio. The business to be conducted at the meeting includes:

1.	Electing four directors for terms of three years;

2.	Approving an amendment to the company’s Articles of Incorporation to declassify its board structure;

3.	Approving an amendment to the company’s Code of Regulations to add procedures for shareholder meeting proposals;

4.	Ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2010;

5.	Transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 3, 2010, are entitled to vote at the meeting.

Whether or not you plan to attend the meeting, please cast your vote as promptly as possible. We encourage you to vote via the Internet. It is convenient and saves your company significant postage and processing costs. You also may submit your vote by telephone or by mail, if you prefer.

Your Internet or telephone vote must be received by 11:59 p.m. Eastern Daylight-saving Time on April 30, 2010, to be counted in the final tabulation. Your interest and participation in the affairs of the company are appreciated.

/S/ Steven J. Johnston

Steven J. Johnston, FCAS, MAAA, CFA

Secretary

This proxy statement, the Annual Report on Form 10-K and voting instructions were first made available to Cincinnati Financial Corporation shareholders on March ___, 2010

Table of Contents

Page

Frequently Asked Questions	3

Security Ownership of Principal Shareholders and Management	5

Section 16(a) Beneficial Ownership Reporting Compliance	5

Information About the Board of Directors	6

Proposal 1 – Election of Directors	6

Nominees and Directors of Your Company	6

Proposal 2 – Approval of Amendment to Articles of Incorporation to Declassify the Structure of Our Board of Directors	11

Committees of the Board and Meetings	13

Governance of Your Company	14

Code of Conduct	14

Governance Hotline	14

Board Leadership and Executive Sessions	14

Stock Ownership Guidelines	14

Risk Management	14

Director Independence	15

Director Nomination Considerations and Process	15

Communicating with the Board	16

Certain Relationships and Transactions	16

Proposal 3 – Approval of Amendment to Code of Regulations to Establish Procedures for Advance Notice of Director Nominations and Other Proposals at Shareholder Meetings	17

Audit-Related Matters	18

Proposal 4 – Ratification of Selection of Independent Registered Public Accounting Firm	18

Report of the Audit Committee	18

Fees Billed by the Independent Registered Public Accounting Firm	18

Services Provided by the Independent Registered Public Accounting Firm	18

Compensation of Named Executive Officers and Directors	19

Report of the Compensation Committee	19

Compensation Committee Interlocks and Insider Participation	19

Compensation Discussion and Analysis	19

Other Business	41

Conclusion	41

Appendix A – Amendment to Article Sixth of the Articles of Incorporation	42

Appendix B – Amendment to Article 1 of the Code of Regulations	42

Frequently Asked Questions

Who is soliciting my vote? – The board of directors of Cincinnati Financial Corporation is soliciting your vote for the 2010 Annual Meeting of Shareholders.

Who is entitled to vote? – Shareholders of record at the close of business on March 3, 2010, may vote.

How many votes do I have? – You have one vote for each share of common stock you owned on March 3, 2010.

How many votes can be cast by all shareholders? –_______outstanding shares of common stock can be voted as of the close of business on March 3, 2010.

How many shares must be represented to hold the meeting? – A majority of the outstanding shares, or _______ shares, must be represented to hold the meeting.

How many votes are needed to elect directors and to approve the proposals? – The nominees for director receiving the four highest vote totals will be elected as directors. The proposed amendment to our Articles of Incorporation to declassify the structure of the board will be approved if at least 75 percent of issued and outstanding shares are voted in favor of the proposal. The proposed amendment to our Code of Regulations to include advance notice provisions will be approved if at least 50 percent of issued and outstanding shares are voted in favor of the proposal. Selection of our independent registered public accounting firm is ratified if votes cast in favor of the proposal exceed votes cast against it.

What if I vote “withhold” or “abstain?” – “Withhold” or “abstain” votes have no effect on the votes required to elect directors or to ratify the independent registered public accounting firm. Abstain votes have the same effect as votes “against” the proposals to amend the Articles of Incorporation and Code of Regulations.

Can my shares be voted if I don’t return my proxy and don’t attend the annual meeting? – If your shares are registered in your name, the answer is no. If your shares are registered in the name of a bank, broker or other nominee and you do not direct your nominee as to how to vote your shares, applicable rules provide that the nominee generally may vote your shares on any of the routine matters scheduled to come before the meeting. The proposal to ratify the selection of the independent registered public accounting firm is the only routine matter scheduled to come before this year’s annual meeting. If a bank, broker or other nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called broker non-votes) will be counted as present in determining whether we have a quorum but will have no effect on the votes required to elect directors, to ratify the independent registered public accounting firm or to approve or reject the other proposals.

How do I vote? – You may vote by proxy, whether or not you attend the meeting, in one of three ways:

•      Internet (www.proxyvote.com)

•      Telephone (800-690-6903)

•     Mail

Even if you plan to attend the annual meeting, we ask that you vote by Internet, telephone or mail. Attending the meeting does not constitute a revocation of a previously submitted vote.

Instructions for voting via the Internet or by telephone, along with the required Control Number (the Control Number is unique to each account), were provided to you by mail or by e-mail in late March or early April. If you receive information from us by mail, you also received a Notice or proxy card that can be returned in the postage-paid envelope that was included in the same envelope.

The deadline for Internet and telephone voting is 11:59 p.m., Eastern Daylight Time, April 30, 2010. If you choose to vote by mail, be sure to return your proxy card in time to be received and counted before the Annual Meeting.

Where do I locate my Control Number so I can vote? – If you receive our information in the mail, it will be on the card that also gives your name and the number of shares you hold. If you receive our information in e-mails, the Control Number is in the text of the e-mail.

What if I cannot locate my Control Number? – If you hold shares directly in your name, you may obtain your Control Number by calling 800-579-1639. If your shares are registered in the name of a bank, broker or other nominee, that firm will be able to supply the Control Number.

Can I obtain another proxy card so I can vote by mail? – If you hold shares directly in your name, you may obtain another proxy card by calling 800-579-1639. If your shares are registered in the name of a bank, broker or other nominee, that firm will be able to supply another proxy card.

Can I change my vote or revoke my proxy? – Yes. Just cast a new vote by Internet or telephone or send in a new signed proxy card with a later date. If you hold shares directly in your name, you may send a written notice of revocation to the secretary of the company. If you hold shares directly in your name and attend the annual meeting, you also may choose to vote in person at the meeting. To do so, at the meeting you can request a ballot and direct that your previously submitted proxy not be used. Otherwise, your attendance itself does not constitute a revocation of your previously submitted proxy.

How are the votes counted? – Votes cast by proxy are tabulated prior to the meeting by the holders of the proxies. Inspectors of election appointed at the meeting count the votes and announce the results. The proxy agent reserves the right not to vote any proxies that are altered in a manner not intended by the instructions contained in the proxy.

Could other matters be decided at the meeting? – We do not know of any matters to be considered at the annual meeting other than the election of directors and the proposals described in this proxy statement. For any other matters that do properly come before the meeting, your shares will be voted at the discretion of the proxy holder.

Who can attend the meeting? – The meeting is open to all interested parties.

Can I listen to the meeting if I cannot attend in person? – If you have access to the Internet, you can listen to a live webcast of the meeting. Instructions will be available on the Investors page of www.cinfin.com approximately two weeks before the meeting. An audio replay will be available on the Web site within two hours after the close of the meeting.

Why did my materials arrive in different envelopes – Again this year, our paper mailings were timed to meet new regulatory standards that help us keep mailing and paper costs low. Most shareholders who have not elected to receive information using electronic delivery received three mailings:

•     In late March: you received a card notifying you that you could cast your vote after reviewing your company’s year-end 2009 financial materials and proxy statement online. You also could request paper materials.

•     In early April: if you hadn’t yet voted, you received a second notification that your company’s information is available. This notice also serves as your paper proxy card.

•     A few days later, you received this proxy statement along with management’s annual letter on performance, issues, events and trends.

If you are enrolled in electronic delivery, you received an e-mail notifying you of the availability of the information on the Internet and providing electronic voting instructions.

How can I obtain a 2009 Annual Report? – You can obtain our 2009 Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) at no cost in several different ways. You may view, search or print the document online from www.cinfin.com/Investors. You may ask that a copy be mailed to you by contacting the secretary of Cincinnati Financial Corporation. Or, you may request it directly from Shareholder Services. Please see the Contact Page of www.cinfin.com/Investors for details.

Security Ownership Of Principal Shareholders And Management

Under Section 13(d) of the Securities Exchange Act of 1934 (Exchange Act), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment authority over such security. A beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the company who are deemed to be beneficial owners of at least 5 percent of our common stock as of March ___, 2010. John J. Schiff, Jr. and Thomas R. Schiff, directors of the company, are brothers.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Footnote Reference	Percent of Class

Common stock	John J. Schiff, Jr., CPCU
Cincinnati Financial Corporation
6200 South Gilmore
Fairfield, OH 45014

Common stock	Thomas R. Schiff
Cincinnati Financial Corporation
6200 South Gilmore
Fairfield, OH 45014

Common stock	BlackRock, Inc.
40 East 52nd Street
New York, NY 10022

The outstanding common shares beneficially owned by each other director and directors and executive officers as a group as of March ___, 2010, are shown below:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Footnote Reference	Percent of Class

Other Directors
William F. Bahl, CFA, CIC
James E. Benoski
Gregory T. Bier
Linda W. Clement-Holmes
Kenneth C. Lichtendahl
W. Rodney McMullen
Gretchen W. Price
Douglas S. Skidmore
Kenneth W. Stecher
John F. Steele, Jr.
Larry R. Webb, CPCU
E. Anthony Woods

All directors and nondirector executive officers as a group (26 individuals)

Except as otherwise indicated in the notes below, each person has sole voting and investment power with respect to the common shares noted.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and 10 percent shareholders are required to report their beneficial ownership of our stock according to Section 16 of the Exchange Act. Those individuals are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent calendar year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the calendar year 2009, all Section 16(a) filing requirements were satisfied on a timely basis except ___.

Information About the Board of Directors

The mission of the board is to encourage, facilitate and foster the long-term success of Cincinnati Financial Corporation. The board directs management in the performance of the company’s obligations to our independent agents, policyholders, associates, communities and suppliers in a manner consistent with the company’s mission and with the board’s responsibility to shareholders to achieve the highest sustainable shareholder value over the long term.

Proposal 1 – Election of Directors

The board of directors currently consists of 14 directors divided into three classes, and each year the directors in one class are elected to serve terms of three years. This means that shareholders generally elect one-third of the members of the board of directors annually. For information about the board’s proposal to amend the Articles of Incorporation to declassify its structure so that all directors would stand for election each year, see Proposal 2 beginning on Page ___.

This year, the term of office of five directors expires as of the 2010 Annual Meeting of Shareholders. Four of the directors with expiring terms are nominated for re-election. The fifth director with an expiring term, Mr. Benoski, is not standing for re-election because he has reached the recommended retirement age specified in our Corporate Governance Guidelines. We thank Mr. Benoski for his many years of service to the company. Following the election of directors at the Annual Meeting of Shareholders, the board intends to reduce its size to 13 directors.

The board of directors recommends a vote FOR Gregory T. Bier, Linda W. Clement-Holmes, Douglas S. Skidmore and Larry R. Webb as directors to hold office until the 2013 Annual Meeting of Shareholders and until their successors are elected.

We do not know of any reason that any of the nominees for director would not accept the nomination, and it is intended that votes will be cast to elect all four nominees as directors. In the event, however, that any nominee should refuse or be unable to accept the nomination, the people acting under the proxies intend to vote for the election of such person or people as the board of directors may recommend.

Nominees and Continuing Directors of Your Company

Each of our directors brings to our board extensive management and leadership experience gained through their service as executives and, in several cases chief executive officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, most current directors bring public company board experience – either significant experience on other boards or long service on our board – that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. Further, each director has civic and community involvement that mirrors our company’s values emphasizing personal service and relationships and local decision making. The nominating committee’s process to recommend qualified director candidates is described on Page __ under “Director Nomination Considerations and Process.” In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our board and its committees.

Set forth below are the names of the nominees for election to the office of director and each current director whose term does not expire at this time, along with their ages, the year first elected as a director, their present positions, principal occupations and public company directorships held in the past five or more years.

Nominees for Directors for Terms Expiring 2013

(Data as of March 3, 2010)

Gregory T. Bier, CPA (Ret), age 63, has been a director of the company since 2006 and currently is a member of the investment committee. He is a director on our insurance subsidiary boards.

As the former lead partner of a respected independent registered public accounting firm, Mr. Bier brings to our board relevant experience with accounting and reporting issues, SEC filings and complex corporate transactions for public companies including Fifth Third Bancorp, Procter & Gamble Co., the Midland Company, Cincinnati Financial Corporation and the E.W. Scripps Co.

Mr. Bier was the managing partner of the Cincinnati office of Deloitte & Touche LLP, an independent registered public accounting firm, from 1998 to 2002. He retired in 2002 after 23 years as a partner of the firm and 35 years of service, beginning in 1968 when he joined Haskins & Sells, which later became part of Deloitte. In February 2008, he became a director of LifePoint Hospitals Inc., a public company with $3 billion of revenues that is a leading provider of healthcare services in non-urban communities in 18 states. He chairs LifePoint’s audit and compliance committee and is a member of its compensation committee and corporate governance and nominating committee. From 2002 to 2007, Mr. Bier was an audit committee member for Catholic Healthcare Partners, one of the largest not-for-profit health systems in the United States. A graduate of Xavier University, he became a CPA in 1970 and is a member with retired status of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. His activities have included leadership and service on nonprofit community boards and foundations benefitting several schools, social services and civic organizations.

Linda Clement-Holmes, age 47, has been a director of the company since February 2010 and is a member of the audit committee.

Ms. Clement-Holmes has led teams responsible for every computer, handheld, phone, e-mail function, collaboration tools and systems support that keeps Procter & Gamble connected and operational. Her aptitude and accomplishments in these areas help our board to effectively evaluate our business processes and technology initiatives, assuring alignment of those initiatives with our strategic goals.

Ms. Clement-Holmes is senior vice president, since February 2010, of global diversity and global business service for the publicly traded P&G. She has been vice president of global business services since 2007, with responsibility from 2007 to 2009 for Central and Eastern Europe, Middle East and Africa and, in 2009, for External Strategic Alliances, Flow-to-the-Work Resources & Employee Solutions. From 2006 to 2007, she was manager, global business services, Central and Eastern Europe, Middle East and Africa, and in 2005, manager of Information & Decision Solutions, Infrastructure Services & Governance. Prior management positions in her 27-year tenure included service in various business areas: IT Outsourcing Initiative, Global Engineering & Development and Communications, Knowledge & Innovation Center of Expertise, New Initiatives and E-commerce, Sales Management Systems, and Management Systems Operations and Development. Ms. Clement-Holmes holds a Bachelor of Science degree in industrial management and computer science from Purdue University. Her activities have included leadership and service in nonprofit community boards supporting families and child care, educational and civic organizations, and professional organizations.

Douglas S. Skidmore, age 47, has been a company director since 2004 and currently is a member of our audit and nominating committees.

Mr. Skidmore has been responsible in his executive roles for strategic direction, marketing, human resources and overall growth and performance of his second-generation family business, which shares many characteristics with our typical commercial policyholders. In addition to providing a policyholder view of our products and services, he has management experience that equips him to contribute to the board’s oversight of business processes and technology initiatives.

Mr. Skidmore has been chief executive officer since 2003 and president and director since 1994 of Skidmore Sales & Distributing Company Inc., privately owned, full service independent distributor and broker of quality industrial food ingredients, based in the Cincinnati area. He was marketing manager from 1990 to 1994. Mr. Skidmore was an account marketing representative for IBM Corp from 1987 to 1990, with previous experience as a marketing assistant for Intellitech and as a summer engineer for Procter & Gamble’s Food Process and Product Development Lab. He earned a Master of Business Administration degree in management and operations from the J.L. Kellogg School of Management at Northwestern University after graduating from Purdue University. He has been president of the Food Ingredient Distributors Association since 2009 and its trustee since 2005. He is a member of the Institute of Food Technologists since 1990, with experience on its information systems committee.

Larry R. Webb, CPCU, age 54, has been a director of the company since 1979 and currently is a member of the executive committee. He is a director on our property casualty insurance subsidiary boards.

Mr. Webb brings to our board his insights as a principal owner of an independent insurance agency, with duties in financial management and accounting oversight, information technology, human resources, sales and marketing, risk management and relationship development with insurance companies and clients. His long tenure on our board and as a large shareholder, as well as his agency’s representation of our products and services since 1951, brings the board deep institutional knowledge, promoting continuity of the agent-centered mission and values essential to our business model.

Mr. Webb has been president since 1994 and director since 1980 of Webb Insurance Agency Inc., a privately owned independent insurance agency based in Lima, Ohio. Prior to becoming president, he was treasurer of the agency from 1981 to 1994. He has been a licensed insurance agent for 33 years. A graduate of Ohio University, Mr. Webb earned the Chartered Property Casualty Underwriter designation in 1982 and served as president from 1987 to 1988 and director from 1986 to 1992 of the Grand Lake Chapter of CPCU. His activities have included leadership and service to nonprofit community boards that support business ethics, cancer research, an airport authority, and cultural organizations.

Continuing Directors for Terms Expiring 2011

(Data as of March 3, 2010)

Kenneth C. Lichtendahl, age 61, has been a director of the company since 1988 and currently is chairman of the audit committee and a member of the nominating committee.

Mr. Lichtendahl has served for more than 20 years on our board and audit and compensation committees, supporting institutional continuity with company and industry knowledge accumulated through all phases of industry and economic cycles and through our expansion over that period. He brings valuable insights gained in developing customer relationships, ethical practices, quality staff and product differentiation that helped turn his company into the 10th-largest brewer in the United States before Boston Beer acquired it in 1996.

Mr. Lichtendahl is president, chief executive officer and director of Tradewinds Beverage Company, a privately owned, Cincinnati-based company. Tradewinds was formed in 1996 following the sale of the Hudepohl-Schoenling Brewing Co. After holding various management positions at Hudepohl-Schoenling, he was president from 1978 to 1996. He also was a director for 12 years of Centennial Savings Bank in Cincinnati, which had grown to 11 offices and $700 million of deposits before its sale to National City Bank in 2000. A graduate of the University of Cincinnati, Mr. Lichtendahl’s activities have included leadership and service on nonprofit community boards supporting youth and civic organizations.

W. Rodney McMullen, age 49, has been a director of the company since 2001 and currently is chairman of the compensation committee and a member of the executive and investment committees. He is a director on our insurance subsidiary boards.

Mr. McMullen has worked with The Kroger Company’s board on business strategy and transactions including business model transformation, mergers and acquisitions, divestitures, and management transition. His daily experience leading a large public company equips him to understand and guide management decisions and actions related to planning, risk management, investor relations, marketing and capital management.

Since August 2009, Mr. McMullen has been president and chief operating officer of Kroger, a publicly traded, Cincinnati-based company that is the nation’s second largest retail grocery chain. He has served as a director of Kroger since 2003, when he was promoted to vice chairman of the board. Prior to his appointment as vice chairman, Mr. McMullen was executive vice president of strategy, planning and finance from 2000 to 2003. He joined Kroger as a part-time store clerk in 1978 and has held key financial positions, including corporate controller and chief financial officer. He is a member since 2007 of the board of directors of Global Standards 1, a privately owned company that owns UPC and RFID codes; and since 2003 of the board of directors of dunnhumby, USA, a privately owned company that analyzes customer data to improve customer experience. Mr. McMullen holds a Master of Science degree in accounting from the University of Kentucky, where he also completed his undergraduate degree. His activities have included leadership and service on nonprofit community boards and committees that support a private university and independent living for the disabled and disadvantaged.

Thomas R. Schiff, age 62, has been a director of the company since 1975 and currently is a member of the investment committee. He is a director on our insurance subsidiary boards.

Mr. Schiff’s long tenure on our board helps provide ongoing insight into how we are serving our primary customer, the independent insurance agent. He contributes to assessments of the impacts of our board decisions on agency operations, including sales, claims, professional advising and financial management. Additionally, he brings the perspective of a large shareholder to our board discussions and decisions.

Mr. Schiff has been chairman and chief executive officer since 1996 and a director and an agent with John J. & Thomas R. Schiff & Co. Inc., a privately owned independent insurance agency based in the Cincinnati area. He previously was its president from 1983 to 1996 and sales manager from 1970 to 1983. He also is chief executive officer and chairman of Lightborne Properties, Lightborne Communications and Lightborne Publications, privately owned media companies based in the Cincinnati area. Mr. Schiff is a graduate of Ohio University. His activities have included leadership and service to nonprofit community boards and foundations that support fine and performing arts, arts education, a hospital and children’s dental services.

John F. Steele, Jr., age 56, has been a company director since 2005 and currently is a member of our audit and executive committees. He is a director on our property casualty insurance subsidiary boards.

Mr. Steele has provided his firm with corporate oversight and strategic direction of all aspects of business ownership, operations and customer relationships. He brings to our board a policyholder perspective, including intimate knowledge of a family-run corporation and of the construction industry, which is the source of 34 percent of our commercial general liability insurance premiums.

Mr. Steele is chairman since 2004, chief executive officer since 1994 and a director since 1985 of Hilltop Basic Resources Inc., a privately owned aggregates and ready mixed concrete supplier to the construction industry, based in the Cincinnati area. He started his career at Hilltop in sales and assumed responsibility for operations over time, becoming president in 1991and holding that title until 2004. Prior to joining Hilltop, he was a sales executive for William Powell Company, a privately-owned industrial valve manufacturer for which he has been a director since 2004. He also has been a director for privately-owned Smook Bros. Inc., a Canadian construction company, since 2006. He has served on professional boards including the National Stone, Sand & Gravel Association, the Ohio Aggregates Association and the Ohio Ready Mixed Concrete Association. Mr. Steele has a Master of Business Administration from Xavier University and a Bachelor degree from Rollins College. His activities have included leadership and service on nonprofit boards for a youth mentoring organization, a university center for the study of family businesses and a community college.

Continuing Directors for Terms Expiring 2012

(Data as of March 3, 2010)

William F. Bahl, CFA, CIC, age 58, has been a director of the company since 1995 and currently is chairman of the nominating committee and a member of the audit and investment committees. He is a director on our insurance subsidiary boards.

Mr. Bahl co-founded a firm that performs financial analysis of publicly held securities, advising and managing portfolios for high-net-worth and institutional clients. His expertise helps support the board’s oversight of our investment operations, which continue to be our main source of profits. His familiarity with public company governance structures and policies beyond our own contributes to full discussion and evaluation of our options.

Mr. Bahl is the chairman of Bahl & Gaynor Investment Counsel Inc., an independent registered investment adviser based in Cincinnati. Before co-founding Bahl & Gaynor in 1990, he was senior vice president and chief investment officer at Northern Trust Company in Chicago and held prior positions for Fifth Third Bank and Mellon Bank. Mr. Bahl has been is a director of LCA-Vision Inc. since 2005, serving as chair of this publicly traded company’s compensation committee and a member of its audit committee. He was a trustee until 2006 of The Preferred Group of Funds. Mr. Bahl earned a Master of Business Administration from the University of Michigan after graduating from the University of Florida. He has qualified for the Chartered Financial Analyst designation since 1979 and the Chartered Investment Counselor designation since 1990. His activities have included leadership and service on nonprofit community boards and foundations benefitting parks, schools, a hospital association and youth organizations.

Gretchen W. Price, age 55, has been a director of the company since 2002 and currently is a member of our audit, compensation and nominating committees.

Ms. Price’s current and past executive positions have developed her expertise in areas of focus for our board, including accounting, auditing and financial reporting, investor relations, capital management, human resources, information technology, strategic planning and business planning. Board discussions and decisions benefit from her knowledge of customer relationship management and distribution chains.

Ms. Price is executive vice president and chief financial officer since January 2008 of philosophy inc., an international prestige beauty brand based in Phoenix, Arizona. Prior to joining this firm, she held positions with expanding responsibility over her 31-year tenure at publicly traded Procter & Gamble Company: vice president and general manager from 2007 to  January 2008, responsible for Go-To-Market Reinvention Strategy for Global Operations and Gillette acquisition integration; vice president of finance and accounting for Global Operations from 2001 to 2007, responsible for Worldwide Financial Leadership; vice president and treasurer from 1998 to 2001, responsible for Global Treasury, investor relations and mergers and acquisitions; and vice president of Global Internal Audit from 1996 to 1998. A graduate of the University of Kentucky, she earned the Certified Internal Auditor designation in 1996. She has been a member of the Financial Executives Institute and of the Institute of Internal Auditors. Her activities have included leadership and service on nonprofit community boards and committees that provide funding for fine arts and music, human service programs and student scholarships.

John J. Schiff, Jr., CPCU, age 66, has been a director of the company for 41 years and chairman of our board for 24 years. He also is chairman of our executive and investment committees and chairman of our insurance and insurance brokerage subsidiary boards.

Mr. Schiff’s long tenure in our executive and board leadership strongly links us to the mission and values established by our founding agents. Our former chief executive officer and a licensed agent, he brings a blended perspective, assuring leadership and cultural continuity through agent-centered decisions that differentiate us from competitors. His insights gained from years of service on multiple public company boards helps preserve our business model’s long-term approach to creating shareholder value.

From 1986 to the present, Mr. Schiff has been chairman of the company’s board of directors and, except 2006 to 2008, chairman of its lead subsidiary, The Cincinnati Insurance Company. In addition, he was president and chief executive officer of the company and of the subsidiary from 1999 to 2006, thereafter retaining only the company-level chairman and chief executive officer roles from 2006 until July 2008 when he resumed the subsidiary chairman title. From 1983 to 1996, Mr. Schiff was chairman, chief executive officer and an agent with John J. & Thomas R. Schiff & Co. Inc., a privately owned, Cincinnati-based independent insurance agency. Prior to 1983, he was an agent, vice president and secretary of the John J. Schiff & Company Inc., which he joined in 1965 after earning a Bachelor of Science degree in risk and insurance management from The Ohio State University. He earned the Chartered Property Casualty Underwriter designation in 1972 and is a member of The American Institute for Chartered Property Casualty Underwriters, serving as its trustee from 1992 to 2004 and as an executive committee member. Mr. Schiff has experience as a director of publicly traded Cincinnati-based companies: Fifth Third Bancorp and The Fifth Third Bank since 1983, including periods of service on compensation, executive and trust committees; The Standard Register Company, a document management services company, since 1982, including periods of service on its audit and pension advisory committees; Cinergy Corporation, from 1994 to 2005 when it was acquired by Duke Energy Corporation; and Cinergy’s predecessor, Cincinnati Gas & Electric Company, from 1986 to 1995. He served at various times on Cinergy’s audit and compensation committees. Mr. Schiff also is a director of two privately owned companies, the Cincinnati Bengals Inc. and the independent insurance agency named above. His activities have included leadership and service to nonprofit community boards and foundations that support arts education, high school and university education, a hospital and general philanthropy.

Kenneth W. Stecher, age 63, has been a company director since 2008. He currently is a member of the executive and investment committees. He is a director on all subsidiary boards.

As our chief executive officer, Mr. Stecher provides the board with information gained from hands-on management of our operations, identifying our near-term and long-term challenges and opportunities. Over his long tenure, he has been our chief financial officer responsible for capital management, our face to the analyst and investor communities and our corporate secretary conversant with governance trends. In the course of his financial leadership, he developed business knowledge and relationships across our operations, uniquely positioning him to assemble our executive team and help the board plan for executive transitions.

Mr. Stecher has been the president and chief executive officer of the company and its lead subsidiary, The Cincinnati Insurance Company, since July 2008. For both companies, he was chief financial officer from 2000 to 2008 and executive vice president from 2006 to 2008. He also was chairman of the subsidiary from 2006 to 2008. He served as senior vice president for both companies until 2006, beginning in 1999 for the company and in 1997 for its subsidiary. He was secretary of both companies until from 1999 to 2008. He was treasurer for the company from 2000 to 2008. Mr. Stecher advanced through the ranks of the company’s life insurance subsidiaries from 1967 to 1982, when his responsibilities within the accounting area broadened to include property casualty insurance accounting. He is a trustee since 2009 of the American Institute for Chartered Property Casualty Underwriters, and past president of the Insurance Accounting & Systems Association, Southwestern Ohio Chapter. He earned a Master of Business Administration degree in finance from Xavier University after graduating from the University of Cincinnati. His activities have included service and leadership on nonprofit community boards that support high school and college institutions.

E. Anthony Woods, age 69, has been a director of the company since 1998 and currently is a member of the compensation, executive and investment committees. He is a director on our insurance subsidiary boards.

Mr. Woods gained board and executive experience by leading high-growth organizations, enhancing his business development skills, financial acumen and sensitivity to shareholder expectations. His board and board committee service for multiple public and private companies in the healthcare and financial services sectors gives him a wide breadth of exposure to strategic, legal, investing, financing and operating issues and facilitates his contributions to oversight in these areas.

Mr. Woods is chairman and chief executive officer of his privately owned firm, SupportSource LLC, which offers management financial and investment consulting. He has been chairman since 2003 of Deaconess Associations Inc., a Cincinnati-based, nonprofit healthcare services organization. From 1987 to 2003, he led Deaconess’s strategic expansion, serving as its president and chief executive officer, with prior experience from 1997 to 2003 as its chief financial officer. He has been chairman since 2006 and director since 2004 of LCA-Vision Inc., a publicly traded company, serving on its audit, compensation, governance and nominating committees. He has been a director since 2008 and audit committee member of Anchor Funding Services LLC, a financial services company serving small businesses; a director since 2006 of Phoenix Health Systems, a privately owned information technology company serving hospitals and related organizations; and a director since 2008 of Critical Homecare Solutions Inc., a privately owned company providing home health care services. Mr. Woods has Bachelor and Master of Science degrees in engineering from the University of Tennessee and a Master of Business Administration in marketing and finance from Samford University.

Proposal 2 – Approval of Amendment to Articles of Incorporation to Declassify the Structure of Our Board of Directors

Purpose

Article Sixth of our Articles of Incorporation (the Articles) currently provides for the classification of the board of directors into three classes, with election of each class  every three years, and contains classification provisions concerning the filling of director vacancies. At last year’s Annual Meeting of Shareholders, a majority of the voting shareholders voted to ask the board of directors to take steps toward declassifying the structure of our board, ultimately requiring all directors to stand for election each year. These votes represented a total of 49.06 percent of the issued and outstanding common shares of the company.

Accordingly, the board of directors recommends approval of an amendment to Article Sixth of the company’s Articles that would declassify the board and ultimately cause each director to be elected annually for a one-year term.

A classified board of directors can make it more difficult for shareholders to change a majority of directors even if a majority of the shareholders are dissatisfied with the performance of incumbent directors. Many investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing these policies.

Our board of directors is committed to good corporate governance. They examined the arguments for and against continuation of the classified board, in light of the size and financial strength of the company and the vote of the company’s shareholders, and determined that the classified board structure should be eliminated. The board believes that all directors should be equally accountable at all times for the company’s performance and that the will of the majority of shareholders should not be impeded by a classified board structure.

Upon approval, the proposed amendment will allow shareholders to review and express their opinions on the performance of all directors each year. Because the number of terms an individual may serve is not limited, the continuity and stability of the board’s membership and our policies and long-term strategic planning should not be affected.

If our shareholders do not approve these amendments, the board will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation, retirement or removal.

Description of Amendment

If the proposed amendment is approved by the requisite vote of the shareholders, the classification of the board will be phased out as follows:

•
The term of those directors elected at the 2010 Annual Meeting of Shareholders will end at the 2013 Annual Meeting of Shareholders, at which those directors will be eligible to stand for re-election for a one-year term.

•
Those continuing directors whose current terms expire at the 2011 or 2012 Annual Meeting of Shareholders, respectively, will serve the remainder of their terms (i.e., until the 2011 or 2012 annual meeting of shareholders, respectively), and thereafter will be eligible to stand for re-election for a one-year term.

•
Any director chosen as a result of a newly-created directorship or to fill a vacancy on the board will hold office until the next annual meeting of shareholders, at which the director will be eligible to stand for re-election for a one-year term.

The foregoing description is a summary of the proposal and is not complete. The summary is qualified by reference to the actual text of the proposed amended and restated Article Sixth of the Articles, which, if approved, will replace the current Article Sixth in its entirety and is attached to this 2010 Shareholder Meeting Notice and Proxy Statement as Appendix A. Additions to the current Article Sixth are underlined and deletions are shown as text that has been struck through.

Vote Required

Approval of this proposal to amend the Articles to declassify our board of directors requires the affirmative vote of the holders of 75 percent of the issued and outstanding common shares. Abstentions and broker non-votes have the same effect as votes against the proposal.

The board of directors recommends that shareholders vote FOR approval of the amendments to the company’s Articles of Incorporation to declassify the company’s board of directors.

Committees of the Board and Meetings

There are five standing committees of the board: the audit committee, the compensation committee, the executive committee, the investment committee and the nominating committee. Each committee operates pursuant to a written charter adopted by the board, copies of which are posted on our website at www.cinfin.com/Investors. Each year the board considers changes to the charters recommended by each committee, if any, and reapproves them.

The following table summarizes the current membership of the board and each of its committees, as well as the number of times the board and each committee met during 2009:

	Board	Audit	Compensation	Executive	Investment	Nominating
Mr. Bahl	X	X			X	Chair
Mr. Benoski	X			X	X
Mr. Bier	X				X
Ms. Clement-Holmes	X	X
Mr. Lichtendahl	X	Chair				X
Mr. McMullen	X		Chair	X	X
Ms. Price	X	X	X			X
Mr. T. Schiff	X				X
Mr. J. Schiff, Jr.	Chair			Chair	Chair
Mr. Skidmore	X	X				X
Mr. Stecher	X			X	X
Mr. Steele, Jr.	X	X		X
Mr. Webb	X			X
Mr. Woods	X		X	X	X
Number of 2009 meetings	4	4	5	5	11	3

Board members are encouraged to attend the Annual Meeting of Shareholders, all meetings of the board and the meetings of committees of which they are a member. In 2009, all directors attended 100 percent of the board and committee meetings of which they were members.

The annual meeting of directors is held immediately following the annual shareholders’ meeting at the same location. In May 2009, all of the company’s then 13 directors attended the Annual Meeting of Shareholders. The board of directors will review committee assignments at its meeting on May 1, 2010.

Audit Committee – The purpose of the audit committee is to oversee the process of accounting and financial reporting, audits and financial statements of the company. The report of the audit committee begins on Page ___.

All of the members of the audit committee meet the NASDAQ criteria for independence and audit committee membership and also are independent for purposes of Section 10A-3 of the Exchange Act. Further, Mr. Bahl and Ms. Price qualify as financial experts according to the SEC definition and meet the standards established by NASDAQ for financial expertise.

Compensation Committee – The compensation committee discharges the responsibility of the board of directors relating to compensation of the company’s directors, its principal executive officers and its internal audit officer. The committee also administers the company’s stock- and performance-based compensation plans. The report of the compensation committee begins on Page ___.

All of the members of the compensation committee meet the NASDAQ criteria for independence, qualify as “non-employee directors” for purposes of Rule 16b-2 of the Securities Exchange Act of 1934, as amended (Exchange Act), and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (Section 162(m)).

Executive Committee – The purpose of the executive committee is to exercise the powers of the board of directors in the management of the business and affairs of the company between meetings of the board of directors. Independence requirements do not apply to the executive committee.

Investment Committee – The investment committee provides oversight of the policies and procedures of the investment department of the company and its subsidiaries and reviews the invested assets of the company. The objective of the committee is to oversee the management of the portfolio to ensure the long-term security of the company. Independence requirements do not apply to the investment committee.

Nominating Committee – The nominating committee identifies, recruits and recommends qualified candidates for election as directors and officers of the company and as directors of its subsidiaries. The committee also nominates directors for committee membership. Further, the committee oversees compliance with the corporate governance policies for the company.

All of the members of the nominating committee meet the NASDAQ criteria for independence.

Governance of Your Company

Our primary governance policies and practices are set forth in our Corporate Governance Guidelines, Code of Ethics for Senior Financial Officers and Code of Conduct applicable to all associates of the company. The nominating committee reviews these documents annually, and occasionally recommends changes for the board’s consideration and approval. These guidelines and codes are available on our Web site at www.cinfin.com.

Certain of the board’s governance policies and practices are summarized below:

Code of Conduct – Our Code of Conduct applies to all of our associates, including our officers and directors. It establishes ethical standards for a variety of topics, including, complying with laws and regulations, observing blackout periods for trading in the company’s securities, accepting and giving gifts, handling conflicts of interest, proper handling the company’s confidential information and personal data of consumers, and reporting illegal or unethical behavior.

Governance Hotline – Our audit committee oversees a governance hotline for the reporting of concerns about the company’s auditing, accounting and financial reporting activities. Callers can remain anonymous or identify themselves. The hotline is maintained by a third-party vendor. Transcripts of all calls are reported to the audit committee.

Board Leadership and Executive Sessions – The chairman of the board presides at all meetings of the board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of chairman of the board and chief executive officer are separated. The company has no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer. The board believes that the separation of the offices of the chairman of the board and chief executive officer is part of the succession planning process and that it is in the best interests of the company to make this determination from time to time.

The chairs of our audit, compensation and nominating committees are our co-lead independent directors. These independent directors chair the executive sessions of board meetings without management present, and facilitate the communication between the independent directors and management on matters of interest. The independent directors meet in executive session, outside of the presence of management, at every regularly scheduled meeting of the board of directors.

Stock Ownership Guidelines – Our directors and officers are subject to stock ownership guidelines that set targets for levels of ownership at a multiple of the officer’s salary or director’s meeting fees. Because of recent disruptions of the market, in October 2008 the time for achieving targeted levels of ownership was extended to five years after joining the board or earning a promotion or 10 years from October 2008, whichever is later. Director and Officer Ownership Guidelines are available on our Web site at www.cinfin.com/Investors.

Risk Management – The board believes that oversight of the company’s risk management efforts is the responsibility of the entire board. It views enterprise risk management as an integral part of the company’s strategic planning process. The subject of risk management is a recurring agenda item, for which the board receives a report at each regularly scheduled board meeting from the vice president of planning and risk management, including in-person reports twice each year. The vice president of planning and risk management reports directly to the board of directors.

Additionally, the charters of certain of the board’s committees assign oversight responsibility for particular areas of risk. For example, our audit committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting.  Our nominating committee oversees  risk associated with our corporate governance guidelines and code of conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest. Our compensation committee oversees the risk related to our executive compensation plans and arrangements. Our investment committee oversees the risks related to managing our investment portfolio. All of these risks are discussed with the entire board in the ordinary course of the chairperson’s report of committee activities at regular board meetings.

Director Independence – Each year, based on all relevant facts and circumstances, the board determines which directors satisfy the criteria for independence. To be found independent, a director must not have a material relationship with the company, either directly or indirectly as a partner, other than a limited partner, controlling shareholder or executive officer of another organization that has a relationship with the company that could affect the director’s ability to exercise independent judgment.

Directors deemed independent are believed to satisfy the definitions of independence required by the rules and regulations of the SEC and the listing standards of NASDAQ. The board has determined that these directors and nominees meet the applicable criteria for independence as of January 29, 2010: William F. Bahl, Linda Clement-Holmes, Kenneth C. Lichtendahl, W. Rodney McMullen, Gretchen W. Price, Douglas S. Skidmore, John F. Steele, Jr. and E. Anthony Woods.

Following the re-election of the directors included in this proxy, a majority (eight) of the 13 directors would meet the applicable criteria for independence under the listing standards of NASDAQ.

Director Nomination Considerations and Process – The nominating committee considers many factors when determining the eligibility of candidates for nomination as director. The committee does not have a diversity policy; however, the committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the board’s overall effectiveness in meeting its mission. The committee is charged with identifying nominees with certain characteristics:

•	Demonstrated character and integrity

•	An ability to work with others

•	Sufficient time to devote to the affairs of the company

•	Willingness to enter into a long-term association with the company, in keeping with the company’s overall business strategy.

The nominating committee also considers the needs of the board in accounting and finance, business judgment, management, industry knowledge, leadership and such other areas as the board deems appropriate. The committee further considers factors included in the Corporate Governance Guidelines that might preclude nomination or re-nomination.

In particular, the nominating committee seeks to support our unique, agent-centered business model. The committee believes that the board should include a variety of individuals, serving alongside independent insurance agents who bring a special knowledge of policyholders and agents in the communities where we do business.

Potential board nominees generally are identified by referral. The nominating committee follows a five-part process to evaluate nominees for director. The committee first performs initial screening that includes reviewing background information on the candidates, evaluating their qualifications against the criteria set forth in the company’s Corporate Governance Guidelines and, as the committee believes is appropriate, discussing the potential candidates with the individual or individuals making the referrals. Second, for candidates who qualify for additional consideration, the committee interviews the potential nominees as to their background, interests and potential commitment to the company and its operating philosophy. Third, the committee may seek references from sources identified by the candidates as well as sources known to the committee members. Fourth, the committee may ask other members of the board for their input. Finally, the committee develops a list of nominees who exhibit the characteristics desired of directors and satisfy the needs of the board.

The nominating committee will consider candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may provide information about such a candidate in writing to the secretary of the company, giving the candidate’s name, biographical data and qualifications, and emphasizing the characteristics set forth in our Corporate Governance Guidelines available on our Web site at www.cinfin.com/Investors. Preferably, any such referral would contain sufficient information to enable the committee to preliminarily screen the referred candidate for the needs of the board, if any, in accounting and finance, business judgment, management, industry knowledge, leadership, and the board’s independence requirements.

Since the 2009 annual shareholders’ meeting, no fees were paid to any third party to identify, evaluate, or assist in identifying and evaluating potential nominees. In 2009, one of our independent directors referred Linda Clement-Holmes to our nominating committee as a candidate. On the recommendation of the nominating committee, the board of directors increased its size to 14 and elected Ms. Clement-Holmes to the board at its regularly scheduled meeting on January 29, 2010.

Communicating with the Board – Shareholders may direct a communication to board members by sending it to the attention of the secretary of the company, Cincinnati Financial Corporation, P.O. Box 145496, Cincinnati, Ohio, 45250-5496. The company and board of directors have not established a formal process for determining whether all shareholder communication received by the secretary will be forwarded to directors. Nonetheless, the board welcomes shareholder communication and has instructed the secretary of the company to use reasonable criteria to determine whether correspondence should be forwarded. The board believes that correspondence has been and will continue to be forwarded appropriately. However, exceptions may occur, and the board does not intend to provide management with instructions that limit its ability to make reasonable business decisions. Examples of exceptions would be routine items such as requests for publicly available information that can be provided by company associates; vendor solicitations that appear to be mass-directed to board members of a number of companies; or correspondence that raises issues related to specific company transactions (insurance policies or claims) where there may be privacy concerns or other issues.

In some circumstances, the board anticipates that management would provide the board or board member with summary information regarding correspondence.

Certain Relationships and Transactions – The audit committee follows a written policy for review and approval of transactions involving the company and related persons, defined as directors and executive officers or their immediate family members, or shareholders owning 5 percent or greater of our outstanding stock. The policy covers any related transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules, generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

As it examines individual transactions for approval, the committee considers:

•	Whether the transaction creates a conflict of interest or would violate the company’s Code of Conduct

•	Whether the transaction would impair the independence of a director

•	Whether the transaction would be fair

•	Any other factor the committee deems appropriate

Consideration of transactions with related parties is a regular item on the audit committee’s agenda. Most of the transactions fall into the categories of standard agency contracts with directors who are principals of independent insurance agencies that sell our insurance products or with directors and executive officers who purchase the company’s insurance products on the same terms as such products are offered to the public. Because the committee does not believe these classes of transactions create conflicts of interest or otherwise violate our Code of Conduct, the committee deems such transactions pre-approved.

The following transactions in 2009 with related persons were determined to pose no actual conflict of interest and were approved by the committee pursuant to its policy:

Kenneth C. Lichtendahl is a director of Cincinnati Financial Corporation and the president and chief executive officer of Tradewinds Beverage Company, which entered into a three-year lease for certain bottle capping equipment valued at $273,900 from CFC Investment Company, the company’s leasing subsidiary.

John J. Schiff, Jr. is chairman of the board of Cincinnati Financial Corporation, and all its subsidiaries in 2009 except former subsidiary CinFin Capital Management Company. He and Thomas R. Schiff, also a director of Cincinnati Financial Corporation, are principal owners and directors of John J. & Thomas R. Schiff & Co. Inc., a privately owned insurance agency that represents a number of insurance companies, including our insurance subsidiaries. Our insurance and leasing subsidiaries paid John J. & Thomas R. Schiff & Co. Inc. commissions and finder’s fees of $4,981,750 and $668, respectively. The company purchased various insurance policies through John J. & Thomas R. Schiff & Co. Inc. for premiums totaling $1,141,889. John J. & Thomas R. Schiff & Co. Inc. purchased group health coverage from our life insurance subsidiary for a premium of $132,171 and paid rent to the company in the amount of $122,445 for office space located in the headquarters building.

Douglas S. Skidmore is a director of Cincinnati Financial Corporation and principal owner, director, chief executive officer and president of Skidmore Sales & Distributing Company Inc., which purchased property, casualty and life insurance from our insurance subsidiaries for premiums totaling $278,475.

John F. Steele, Jr. is a director of Cincinnati Financial Corporation and chairman and chief executive officer of Hilltop Basic Resources Inc., which purchased property casualty insurance from our insurance subsidiaries for premiums totaling $383,880.

Larry R. Webb is a director of Cincinnati Financial Corporation and president, director and a principal owner of Webb Insurance Agency Inc., a privately owned insurance agency that represents a number of insurance companies, including our insurance subsidiaries. The company’s insurance subsidiaries paid Webb Insurance Agency Inc. commissions of $554,490.

A brother of Timothy L. Timmel, senior vice president of operations of the company’s insurance subsidiaries, is a secretary of the company’s property casualty insurance subsidiary and manager of workers’ compensation claims in the Headquarters Claims department with 32 years of experience in both the Field Claims and Headquarters Claims departments. In 2009, Mr. Timmel’s brother earned compensation consisting of salary, cash bonus, stock-based compensation and perquisites totaling $134,692. The amount of compensation was established by the company in accordance with our employment and compensation practices applicable to associates with equivalent qualifications and responsibilities and holding similar positions.

Proposal 3– Approval of Amendments to Regulations to Establish Procedures for Advance Notice of Director Nominations and Other Proposals at Shareholder Meetings

Purpose

Our Code of Regulations (Regulations) currently contains no provisions that set forth the procedural requirements regarding a shareholder’s ability to propose business at shareholder meetings or nominate a candidate for election to the board of directors. While SEC rules require a shareholder to notify a corporation within a specified period of time prior to an annual meeting of shareholders if the shareholder seeks to have a proposal included in a proxy statement, a shareholder could disrupt a meeting by attempting to bring inappropriate business before the meeting without providing advance notice to the corporation. Rules of order for the conduct of shareholder meetings are appropriate, and many corporations provide for such rules.

Description of Amendment

The proposed amendment sets forth the time period in which a shareholder must provide notice to the company and the procedure to be followed in order to propose business at shareholder meetings or nominate a candidate for election to the board. The proposed amendment does not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the U.S. Securities Exchange Act, as amended (the Exchange Act) by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements in the proposed amendments.

Under the proposed amendment, Section 5 would be added to Article I of the Regulations, expressly providing the chairman or other presiding officer of the meeting with the ability to set and modify the agenda for the meeting.

Section 6 would be added to Article I of the Regulations, allowing a shareholder to propose business at an annual meeting by delivering a notice of a proposal to the secretary of the corporation not less than 60 days nor more than 100 days prior to the first anniversary of the previous year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting, shareholders would instead be required to deliver such notice not earlier than the 100th day prior to the annual meeting and not later than the day that is the later of the 60th day prior to the annual meeting or the 10th day following the day on which we first publicly disclose the date of the annual meeting. Section 6 provides that shareholders would not be permitted to propose business for special meetings. As proposed, Section 6 requires the notice of a shareholder be in a certain form that includes information about the item of business to be brought before the meeting and specific information about the shareholder and its interests. Section 6 also provides a requirement that the shareholder update its proposed item of business as necessary.

Section 7 would be added to Article I of the regulations, permitting a shareholder to nominate a candidate for election to the board of directors by delivering timely notice of such nomination to the secretary of the corporation within the same time frames as required for a shareholder’s proposal of business, as described in the paragraph above. The notice delivered to the company must include specific information about the nominating shareholder, as well as about the proposed nominee. Section 7 also requires that the shareholder update its nomination as necessary.

The foregoing descriptions are summaries of the proposals and are not complete. The summaries are qualified by reference to the actual text of the proposed Sections 5, 6 and 7 to Article I of our Regulations, which is attached to this 2010 Shareholder Meeting Notice and Proxy Statement as Appendix B.

Vote Required

Approval of this proposal to amend the Regulations to establish procedures for advance notice of director nominations and other proposals at shareholder meetings requires the affirmative vote of the holders of a majority of the issued and outstanding common shares. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The board of directors recommends that shareholders vote FOR approval of the amendments to the company’s Code of Regulations to establish procedures for advance notice of shareholder proposals and shareholder nominations.

Audit-Related Matters

Proposal 4– Management’s Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm

The audit committee has appointed the firm of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2010. Although action by shareholders in this matter is not required, the audit committee believes that it is appropriate to seek shareholder ratification of this appointment and to seriously consider shareholder opinion on this issue.

Representatives from Deloitte & Touche LLP, which also served as the company’s independent registered public accounting firm for the last calendar year, will be present at the 2010 Annual Meeting of Shareholders and will be afforded the opportunity to make any statements they wish and to answer appropriate questions.

To ratify the appointment of Deloitte & Touche LLP, a majority of votes cast at the meeting must be voted for the proposal.

The board of directors recommends a vote FOR the proposal to ratify appointment of the independent registered public accounting firm.

Report of the Audit Committee

The audit committee has not yet issued its report. The company will include the report in its definitive proxy statement.

Submitted by the audit committee:

William F. Bahl, Linda Clement-Holmes, Kenneth C. Lichtendahl (chair), Gretchen W. Price, Douglas S. Skidmore and John F. Steele, Jr.

Fees Billed by the Independent Registered Public Accounting Firm

The audit committee engaged Deloitte & Touche LLP to perform an annual audit of the company’s financial statements for the year ended December 31, 2009.

	Year Ended December 31,
	2009	2008

Audit Fees	$2,286,000	$2,249,500
Audit-related Fees	712,104	255,844
Tax Fees	348,780	189,812
Subtotal	$3,346,884	$2,695,156
All Other Fees	950,000	–
Deloitte & Touche LLP Total Fees	$4,296,884	$2,695,156

Services Provided by the Independent Registered Public Accounting Firm

All services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations. In 2009 and 2008, all services rendered by the independent registered accounting firm were pre-approved by the audit committee, and no fees were charged pursuant to the de minimis safe harbor exception to the pre-approval requirement described in the audit committee charter.

Under the pre-approval policy, the audit committee pre-approves specific services related to the primary service categories of audit services, audit-related services, tax services, and other services. A one-time pre-approval dollar limit for specified services related to a specific primary category is established for the audit period. Examples of non-audit services specified under the policy requiring pre-approval may include: financial and tax due diligence, benefit plan audits, American Institute of Certified Public Accountants (AICPA) agreed upon procedures, security and privacy control-related assessments, technology control assessments, technology quality assurance, financial reporting control assessments, enterprise security architecture assessment, tax controversy assistance (IRS examinations), sales tax and lease compliance, employee benefit tax, tax compliance and support, tax research, corporate finance modeling assistance, and allowable actuarial reviews and assistance.

Engagements for services falling below the dollar threshold approved for specified services may be entered into with the consent of the chief financial officer. The committee must individually approve engagements for permissible services not included in the pre-approval list or that exceed the dollar threshold established for such services. All engagements are periodically reported to the audit committee. Pursuant to the rules of the SEC, the fees billed by the independent registered public accounting firm for services are disclosed in the table above.

Audit Fees – These are fees for professional services performed by the independent registered public accounting firm for the integrated audit of the company’s annual financial statements; review of financial statements included in our Form 10-K and Form 10-Q filings; and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees – These are fees for assurance and related services performed by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits; and independent project risk auditing services.

Tax Fees – These are fees for professional services performed by the independent registered public accounting firm with respect to tax compliance and preparation including review of our tax returns and related research as well as IRS audit assistance, which totaled $346,004 in 2009. In addition to these items, $2,776 of the tax fees in 2009 were related to tax advice, planning or consulting for retired executives. Our independent registered public accounting firm does not perform any tax shelter work on our behalf.

All Other Fees – These fees are for advisory services provided by the independent registered public accounting firm to assist the company in gathering and grouping data for the underwriting of commercial lines policies.

Compensation of Named Executive Officers and Directors

Report of the Compensation Committee

The committee has not yet issued its report. The company will include the report in its definitive proxy statement.

Submitted by the compensation committee:

W. Rodney McMullen (chair), Gretchen W. Price and E. Anthony Woods

Compensation Committee Interlocks and Insider Participation

In 2009, W. Rodney McMullen, Gretchen W. Price and E. Anthony Woods served on the compensation committee. During the 2009 fiscal year, none of the compensation committee members was an officer, employee or former officer of Cincinnati Financial Corporation.

Compensation Discussion and Analysis

The following discussion and analysis contains statements about individual and company performance targets and goals. These targets and goals are disclosed in the limited context of Cincinnati Financial Corporation’s compensation programs and should not be understood to be statements of management’s expectations, outlook, estimates of results or other guidance. We encourage investors to read our 2009 Annual Report on Form 10-K for more comprehensive discussion of our expectations for company performance, as well as factors we have identified as risks to our ability to achieve our overall targets.

The compensation committee of the board of directors (committee) is responsible for determining compensation for the executive officers named in the Summary Compensation Table, Page ___ (named executive officers).

2009 Performance Highlights:

Although 2009 was a difficult year for our economy, our industry and our company, our long-term perspective lets us address the immediate challenges while focusing on the major decisions that best position the company for success through all market cycles. We believe that this forward-looking view has consistently benefited our shareholders, agents, policyholders and associates. Our overall executive compensation is designed to align with shareholder interests and to motivate management behavior to increase shareholder value over the long term. While there is no doubt that the economy and price competition continue to challenge our insurance business we have seen signs during 2009 of an improving environment and are working to manage effectively in the midst of external influences. Management’s actions and corresponding results include:

•
We increased our financial strength with growth of total assets, invested assets and shareholders’ equity and book value per share over previous 2008 levels reflecting the success of our strategy to manage capital effectively and also our initiatives to diversify our investment portfolio, decreasing volatility by diluting concentrated positions in our investment portfolio.

•
Our investment income declined 6.8 percent over 2008 as we allocated a larger portion of our investment portfolio to fixed-maturity securities, reducing equity securities. This reallocation resulted in decreases in dividends by common and preferred holdings, but has better positioned us to grow capital through increased investment income with more secure yields.

•
We continue to protect our cash flow with our strong reinsurance program, strong reserves and prudent investment portfolio structure which has allowed us to increase our cash dividend; our 49th consecutive year of increase.

•
Earned premiums for our consolidated property casualty operations decreased 3.3 percent as intense price competition offset fairly stable policy retention rates on 2009 renewal business. The decline in earned premium was partially offset by an almost 10 percent increase in new business, reflecting the contribution from new agency appointments and other growth initiatives in recent years. We successfully executed our plan to accelerate delivery of improved technology to our agents, providing enhanced ease of use, that we expect to benefit premium growth over the long term.

•
Our property casualty combined ratio of 104.5 percent was unprofitable, largely reflecting soft insurance market pricing, reduction of insured exposures and higher than historical levels of catastrophe losses. The total of all lines of business other than workers’ compensation and homeowners was in a very profitable low-to-mid 90 percent range. We are taking action to manage risk and improve pricing for workers’ compensation and homeowners, and also expect the higher than average catastrophe loss impact from 2008 and 2009 to return to near its historic average.

To measure our progress, we have defined a measure of value creation that we believe captures the contribution of our insurance operations, the success of our investment strategy and the importance we place on paying cash dividends to shareholders. We refer to this measure as our value creation ratio. It is made up of two primary components: 1) our rate of growth in book value per share plus 2) the ratio of dividends declared per share to beginning book value per share. For the period 2010 through 2014, an annual value creation ratio averaging 12 percent to 15 percent is our primary performance target. With heightened economic and market uncertainty since 2008, we believe the long-term nature of this ratio is an appropriate way to measure our long-term progress in creating shareholder value. For 2009, we aligned The Annual Incentive Compensation Plan of 2009’s performance goal to our one-year value creation ratio compared to our peer group. Awards of incentive compensation tie vesting of a portion of annual cash compensation to performance goals and support the committee’s efforts to maximize the company’s federal income tax deduction for executive compensation.

In 2009, our one-year value creation ratio was a healthy 19.7 percent, exceeding our longer term target. While we are pleased with this result, compared to peers our value creation ratio placed in the bottom quartile. Nevertheless, we believe value creation ratio compared to peers remains an appropriate performance goal for our annual incentive compensation awards because it fosters teamwork among our executive officers, requiring them to make sure the contribution of their individual areas of responsibility add to book value through positive earnings, producing healthy cash flow for investment activities and dividend payments.

Performance-based restricted stock units tie vesting of a portion of stock-based compensation to performance goals and support the committee’s efforts to maximize the company’s federal income tax deduction for executive compensation. The three-year performance period for awards of restricted stock units reinforces the company’s long-term focus and matches the period after which stock option awards are fully vested and exercisable. The most recent performance-based restricted stock awards granted were during November 2008. For those grants, the performance target is measured based on three-year total shareholder return for us compared to our peer group for the three calendar years ending December 31, 2011.

At year-end 2009, our three-year shareholder return was between the 25th and 50th percentile of our eight peer companies, indicating we have work to do for those performance-based restricted stock units to vest at the target level and reward our executive officers. Nevertheless, the committee intends that these awards link the interests of our executive officers to shareholders, and we remain committed to delivering an acceptable level of shareholder return over the long term.

While overall performance is not where we would like it to be, in 2009 the management of the company successfully responded to the challenging environment, taking actions to position the company to achieve profitable growth over the long term as economic and business cycles improve. Taking into consideration the efforts of our management team, the company’s performance and the economic and business environments, the committee determined that the compensation paid to our named executive officers for 2009 is reasonable.

Executive Compensation Philosophy and Objectives

The U.S. property casualty insurance industry is a highly competitive marketplace with over 2,000 stock and mutual companies operating independently or in groups. We compete with these companies, as well as companies offering surplus lines and life insurance, seeking to increase our share of these multibillion-dollar markets. We market our products exclusively through independent insurance agents. We set ourselves apart from other insurance companies by maintaining an agent-centered focus and strategies that we believe can lead over the long term to a property casualty written premium growth rate that exceeds the industry average and generate consistent underwriting profit, and by maintaining an investment philosophy that we believe can drive investment income growth and lead to a total return on our equity investment portfolio that exceeds the Standard & Poor’s 500’s five-year return.

Critical to our long-term success are highly experienced, dedicated and capable executives who can manage our business day to day and who possess the vision to plan for and adjust to changes in the market. It is also important that we nurture the capabilities of our emerging leaders to ensure that we have an appropriate depth of executive talent.

The committee endeavors to ensure that overall compensation paid to our executive officers is appropriate and in line with our overall compensation objective to attract, motivate, reward and retain the executive talent required to achieve the corporate objectives described above, with the ultimate goal of increasing shareholder value. At the same time, the committee is careful to ensure that compensation paid to executives is not excessive as compared with peers and does not encourage unreasonable risk-taking, that its decisions are transparent and easily understood by all stakeholders, and that the elements of compensation employed are in keeping with compensation paid to associates at all levels of the company, allowing for differences due to level of responsibility and individual performance.

With this philosophy in mind, the committee applies certain fundamentals that are key characteristics of our overall compensation program, including:

•	We employ our executive officers “at will,” without severance agreements or employment contracts;

•
We use non-incentive cash compensation to provide adequate and stable compensation that can increase incrementally over time, for all of our full-time associates, including the named executive officers.

•
We use incentive cash compensation (annual incentive bonus) at reasonable levels to reward short-term performance of named executive officers. It also can provide the company an opportunity to increase the tax deductibility of named executive officer compensation; and focus executive attention on short-term tactical actions believed to be important for achievement of longer-term strategic goals.

•
We use grants of stock options and performance-based restricted stock units to align executive officer and shareholder financial interests and focus on the long term. We structure overall compensation so that a significant portion of the named executive officer’s compensation is realized only when we achieve certain performance measures and when our stock price increases. Similarly, we use grants of stock options and service-based restricted stock units for all of our other eligible full-time salaried associates, giving associates an opportunity to build wealth and encouraging them to make decisions in the best interest of the company as a whole by linking their personal financial success with the company’s success. We do not pay dividends or dividend equivalents on unvested stock-based awards;

•	We do not reprice options, exchange options or reset performance targets for incentive compensation awards granted to any of our associates, including the named executive officers;

•
We rely on long-standing, consistently and appropriately applied practices with respect to the timing and pricing of grants of stock-based compensation. When circumstances arise, such as the employment of a new executive officer, we are careful to appropriately time and price grants, if any, to such individuals;

•	We consider changes in levels of compensation when responsibilities change;

•	We consider competitive compensation practices and relevant factors without establishing targets for total compensation at specific benchmark percentiles;

•
We use processes that include committee review of peer group and internal performance data, compensation practices and plans, and management recommendations based on evaluations of individual and company performance; and

•	We do not pay tax gross-ups.

Overview of 2009 Compensation

Events and Decisions Affecting 2009 Compensation. The compensation disclosed for the named executive officers for 2009 was affected by the following events and decisions:

The committee intentionally decreased total direct compensation (defined as the sum of base annual salary, discretionary bonus, annual incentive compensation payout and target values of stock-based compensation grants) paid to named executive officers for 2009 by:

•	Decreasing base annual cash compensation, and

•
Eliminating grants of non-qualified stock options and performance-based restricted stock units for 2009 as the timing of annual grants of such awards was accelerated to November 2008, and intending for regular annual grants in the first quarter of each year to resume in 2010;

Restructuring of Executive Compensation Effective for 2010. In 2009 the committee studied the existing compensation structure for executive officers to transition to compensation that was more performance-based while maintaining the level of base compensation that it had historically considered not to be at risk. The committee also was interested in balancing performance-based compensation between short and long-term components. Key features of the new executive compensation structure effective beginning 2010 include:

•
Moving the annual date for compensation decisions from November of the performance year to February following the end of the performance year to provide the committee information about full-year company and peer performance and grant stock-based compensation outside of regular trading blackout periods associated with announcement of the company’s year-end earnings results;

•
Resetting salaries to include that portion of previously used discretionary bonuses not historically considered “at risk” and eliminating discretionary bonuses as a regular component of compensation for executive officers, reserving the right to award such bonuses when circumstances may warrant; and

•
Using a percentage of base annual salary to establish target award levels for grants of short and long-term performance-based compensation; annual incentive cash compensation and stock-based compensation, respectively.

Compensation Practices and Policies

Role of executive officers. Our chief executive officer makes recommendations to the committee for base annual salary, discretionary bonus, and performance-based compensation. Supporting these recommendations are his assessment of each officer’s performance and current compensation compared with changes in responsibilities during the year, if any, and his assessment of what the company can afford to pay based on the performance of the company in the current year. Additionally, our chief executive officer provides the committee with historical compensation data sheets for each executive officer containing all elements of compensation paid to each executive officer, and pro forma compensation disclosure tables for all executive officers, similar to those included in this proxy statement, as well as comparative performance and compensation data compiled by Equilar Inc., an independent subscription service that automates the collection of such information.

Role of committee. The committee makes the final determination of base salary, discretionary bonus and performance-based compensation for the chief executive officer and for each of the other named executive officers. The committee takes into account the recommendations of the chief executive officer regarding the other named executive officers and the data supplied by the chief executive officer.

Traditionally, the committee met in the fourth quarter of each calendar year to award discretionary bonuses for the current year and salaries for the upcoming year and met in the first quarter of the calendar year to grant stock-based and incentive compensation awards and consider the payment of any incentive compensation earned upon satisfaction of performance goals established in the prior year’s incentive compensation award grant. Beginning in 2010, the committee will meet in February each year to make these decisions. The committee also may meet during the year to set or adjust compensation appropriately if management changes or new executive officers join the company.

The committee considers its own experience with and information received from and about the named executive officers, including:

•
Interactions of the board and its committees with the named executive officers. The chief executive officer and chief financial officer regularly attend board meetings and provide commentary on activities of the company as well as their areas of responsibility. Other named executive officers in operating positions make presentations to the board and otherwise have contact with board members from time to time.

•	The chief executive officer’s ongoing reports to the board and its committees about individual named executive officer activities and performance.

•	Business results and business unit results, including reports:

°	filed with the SEC,

°	provided regularly to the board by management, including non-public financial, insurance and investment performance summaries, and

°	provided to the board on an as-needed or as-requested basis.

The committee also informally considers specific financial and operational metrics for business segments, business units and other subsets of the organization. Management monitors and provides these reports to the directors, including committee members, on an ongoing basis. This information is shared with the board and the committee through a variety of channels. For example:

•
Comparisons of growth, profitability and selected other trends to averages for the entire property casualty industry or major subsets, such as our peer group or the average for the commercial or personal lines insurance segments presented in our public filings. For statutory data, we most frequently rely on data prepared by A.M. Best Co., a worldwide insurance-rating and information agency. For data based on GAAP, in 2006 we began to use information provided by SNL Financial LLC, a sector-specific information and research firm in the financial information marketplace.

•	Reports from and board discussions with our planning and risk management officer regarding progress toward achievement of our corporate strategic goals.

•
Reports and board discussions with executive officers responsible for broad areas of our insurance, investment and operational activities, including our named executive officers, about management’s assessment of business unit and overall industry trends based on a variety of data monitored by the business units.

The committee does not have a pre-defined formula that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the named executive officers. Ultimately, it is the committee’s judgment of these factors, in its normal deliberations and in executive session, along with competitive data and discussions with and recommendations from the chief executive officer, that form the basis for determining the compensation for the named executive officers.

Benchmarking, compensation consultants and peer groups. We believe our business philosophies and strategies differentiate our company in many positive ways, while diminishing comparability to industry peer groups. Except for establishing targets for performance-based compensation under certain incentive plans, we do not tie compensation at any level to specific benchmarks or formulas.

We believe the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. Our approach is to consider competitive compensation practices and relevant factors rather than establishing total compensation at specific benchmark percentiles. This provides us with flexibility in maintaining and enhancing our executive officers’ focus, motivation and enthusiasm for our future.

While we do not compare compensation of individual named executive officers with executives carrying similar titles across a peer group, the committee informally reviews peer group performance and compensation data to gain a sense of whether we are providing generally competitive compensation for our named executive officers individually and as a group. Until 2008, the committee monitored corporate performance and compensation levels for the named executive officers of certain property casualty companies that were part of the Standard & Poor’s Composite 1500 Property & Casualty Insurance Index.

Over the last several years, the number of companies in the selected peer group decreased due to merger and acquisition activity.

For 2009 the committee continued to use the peer group of eight companies selected in November 2008: The Chubb Corporation, The Hanover Insurance Group Inc., Harleysville Group Inc., The Hartford Financial Services Group Inc., Markel Corporation, Selective Insurance Group Inc., State Auto Financial Corporation, and The Travelers Companies Inc. (Peer Group). Not all of these companies are included in the Index.

These eight publicly traded companies were selected because they generally market their products through the same types of independent insurance agencies that represent our company and they provide both commercial lines and personal lines of insurance, as we do. We also included in the new peer group a company that historically has followed an equity investment strategy similar to ours and that offers surplus lines coverages, similar to the business we entered in 2008.

Comparative performance and compensation data reviewed by the committee suggests that the company’s executive compensation is at levels consistent with its performance as compared with the Peer Group. The following table ranks one-, three-, and five-year total shareholder returns as of December 31, 2009 as reported by Bloomberg L.P. and compensation data compiled by Equilar from the 2008 proxy statements, the most current recent year for which such data is available.

Rank	Market Capitalization	One-Year Total Shareholder Return	Three-Year Total Shareholder Return	Five-Year Total Shareholder Return	2008 Total Direct Compensation
1	Travelers	Hartford	Harleysville	Harleysville	Chubb
2	Chubb	Markel	Chubb	Travelers	Hartford
3	Hartford	Travelers	Travelers	Chubb	Travelers
4	Cincinnati	Hanover	Hanover	Hanover	Selective
5	Markel	Chubb	Markel	Markel	Hanover
6	Hanover	Cincinnati	Cincinnati	Selective	Cincinnati
7	Selective	Harleysville	Selective	State Auto	Markel
8	State Auto	Selective	State Auto	Cincinnati	State Auto
9	Harleysville	State Auto	Hartford	Hartford	Harleysville

As reported by Equilar, total direct compensation of $10,005,807 paid to our named executive officers in 2008 was 59 percent of the average total direct compensation of $16,866,161 paid by companies in the Peer Group to their named executive officers in the same year.

The committee does not employ compensation consultants for recommendations concerning executive compensation. Our chief executive officer annually provides the committee with peer group performance and compensation data collected by the chief financial officer from the Equilar service and publicly available proxy statements and Form 10-K filings.

Tax policies. Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to any individual who is identified as a named executive officer as of the end of the fiscal year in accordance with the Exchange Act. This limitation does not apply to qualifying “performance-based compensation.” Our committee designed our annual incentive compensation awards (which permit the committee to exercise negative discretion to reduce or eliminate payment of awards as it did in 2008) and performance based restricted stock units to qualify for the performance-based compensation exception to the $1 million limit. In addition, stock options are considered performance-based compensation that qualify for the exception.

The committee believes that our shareholders are best served by not restricting our committee’s discretion and flexibility in making compensation decisions, such as annual salaries, variable compensation awards, service-based restricted stock units and similar non-performance based awards, although some of these elements of compensation may from time to time result in certain non-deductible compensation expenses. Accordingly, the committee may from time to time approve compensation for certain named executive officers that is not fully deductible and reserves the right to do so in the future, in appropriate circumstances.

In 2009, portions of the non-performance based compensation paid to Mr. Stecher were not tax deductible due to the value of de minimis perquisites and benefits and adjustments in base annual salary and discretionary bonus awards in line with adjustments to those compensation components for all of our exempt associates as a group. For information about how 2009 salaries and variable compensation awards were determined, see Components of Compensation, Base Salary and Discretionary Bonus, Page ___.

Employment agreements, change in control provisions and post-retirement benefits. We do not have employment agreements with any of our named executive officers, who are all at-will employees. Our long-standing corporate perspective has been that employment contracts do not provide the company with any significant advantage. We believe our corporate culture, current compensation practices and levels of stock ownership by our executive officers have resulted in stability in our current 15-member executive officer group, who average ___ years with the company.

Change in control provisions are included only in our 2006 Stock Compensation Plan and our Annual Incentive Compensation Plan of 2009, and those provisions apply to all associates receiving awards under the plan, not just to executive officers. The change in control provisions in these plans contains a “double trigger,” which requires both a change in control event, as defined in the plan, and termination of the associate’s employment due to the change in control within a specified time period. The double trigger ensures that we will become obligated to accelerate vesting of prior awards only if the associate is actually or constructively discharged because of the change in control event.

We occasionally provide post-retirement benefits to long-tenured, executive officer-level associates who continue to provide services to the company after retirement from their executive positions. These post-retirement benefits are intended to compensate the associate for ongoing services associated with maintaining continuity of relationships and providing guidance to their successors and other associates. We have no formal agreements with any of the current named executive officers for specific post-retirement benefits upon their future retirement. However, when a named executive officer retires, we may choose to provide him or her with modest cash compensation, office space, access to administrative support, and continuation of certain health and welfare benefits generally available to all associates in exchange for services rendered. In 2009, one associate who had previously retired from an executive position received one or more of the described benefits at a total cost to the company of approximately $18,599.

Components of Compensation

The primary components of compensation are discussed below.

3-Year History of Total Direct Compensation at a Glance

Name	Year	Base Annual Salary	Discretionary Bonus	Target Incentive Compensation	Stock Options	Performance- Based RSU Target	Holiday Shares	Target Total Direct Compensation	Realized Total Direct Compensation
Kenneth W. Stecher	2009	$780,000	TBD	$200,000	-	-	$257	TBD	TBD
	2008	750,000	426,060	150,000	$232,902	$257,138	272	1,816,372	1,084,334
	2007	552,264	352,119	150,000	80,759	75,369	404	1,210,915	906,980
Steven J. Johnston	2009	416,000	TBD	100,000	-	-	26	TBD	TBD
	2008	400,000	350,000	-	79,450	105,456	-	934,906	368,539
	2007	-	-	-	-	-	-		-
Jacob F. Scherer, Jr.	2009	474,472	TBD	100,000	-	-	257	TBD	TBD
	2008	456,222	380,632	100,000	109,015	133,608	272	1,179,749	823,802
	2007	409,829	380,632	100,000	80,759	75,369	404	1,046,993	792,530
Thomas A. Joseph	2009	445,000	TBD	75,000	-	-	257	TBD	TBD
	2008	427,875	274,991	100,000	109,015	133,608	272	1,045,761	729,545
	2007	363,341	274,991	-	80,579	75,369	404	794,684	640,258
David H. Popplewell	2009	362,796	TBD	-	-	-	257	TBD	TBD
	2008	348,841	210,006	-	109,015	133,608	272	801,742	560,469
	2007	329,100	210,006	-	80,759	75,369	404	695,638	541,433

*Annualized amounts for officer hired effective June 30, 2008.

Total direct compensation (the sum of base annual salary, discretionary bonus, annual incentive compensation and stock-based awards) represents the sum of compensation the committee awards to the named executive officers each year. In 2009 total direct compensation decreased from 2008 levels as the committee acted to reduce cash compensation by __ percent and did not grant stock-based awards in the first quarter of 2009, having accelerated those grants to November 2008 to link them to management changes made earlier that year. In the table above, the level of total direct compensation realized is lower than the targeted amounts as named executive officers have not realized compensation:

•
From annual incentive compensation grants in the last three years as either performance targets were not achieved, or if achieved, the committee exercised its negative discretion reducing payouts to zero because of compensation already awarded for the year, and

•
From stock-based awards granted in prior years as non-qualified stock options are underwater and three-year performance targets were not achieved for vesting of performance-based restricted stock units, first awarded in 2007.

At its meeting on February 19, 2010, the committee acted to restructure the components of total direct compensation it awards to executive officers each year. Key features of the new structure include:

•
Resetting base annual salary to include that portion of  the traditional discretionary bonuses not considered at risk and eliminating discretionary bonuses as a regular component of annual compensation, while reserving the right to make such awards as circumstances may warrant;

•	Determining equally weighted, tiered targets for performance-based annual incentive and stock-based compensation as a percentage of salary, balancing incentives for short and long-term performance;

•	Consolidating decision dates for executive compensation to February following the end of the performance year to allow consideration of full year performance data of the company and peers.

The primary components of compensation, and the changes for the last three years, and information about restructured levels of each component are discussed below.

Annual Cash Compensation

Base annual salary and discretionary bonus. In 2009, non-incentive cash compensation for named executive officers consisted of base annual salary and discretionary bonus. Amounts shown as salary in the Summary Compensation Table on Page ___ reflect adjustments to base salary made the preceding November, any adjustments during the calendar year, and the number of pay periods during the year.

Through 2009, we considered salary and discretionary bonus as a unit to make decisions about the cash compensation for all of our associates, including our named executive officers. Base salary reflects the requirements and responsibilities of each officer’s particular role, the performance of his current responsibilities and market conditions. Advancements in abilities, experience or responsibilities are recognized with increases in base salary. Changes to discretionary bonus awards reflect base salary, length of service, individual performance and company performance. While awards of discretionary bonuses were not guaranteed, we traditionally did not consider compensation in this form “at risk.” Rather, the discretionary nature of that form of compensation was used as a tool available to the committee and to management, through its recommendation to the committee, to control overall company compensation expense.

Name	Year	Base Annual Salary	Discretionary Bonus	Total Non-Incentive Cash Compensation
Kenneth W. Stecher	2009	$780,000	TBD	TBD
	2008	750,000	426,060	1,176,060
	2007	552,264	352,119	904,383
Steven J. Johnston	2009	416,000	TBD	TBD
	2008	400,000	350,000	750,000
	2007	-	-
Jacob F. Scherer, Jr.	2009	474,472	TBD	TBD
	2008	456,222	380,632	836,854
	2007	409,829	380,632	790,461
Thomas A. Joseph	2009	445,000	TBD	TBD
	2008	427,875	274,991	702,866
	2007	363,341	274,991	638,332
David H. Popplewell	2009	362,796	TBD	TBD
	2008	348,841	210,006	558,847
	2007	329,100	210,006	539,106

*Annualized amounts for officer hired effective June 30, 2008.

As a unit, the combined 2009 level of salary and discretionary bonus for the named executive officers decreased __ percent from 2009 base annual salary plus 2008 discretionary bonus. Salaries for 2009 were set in November 2008 to reflect a 4 percent increase, in line with salary increases for the companywide salary pool established for all associates, and matching increases to 2008 base annual salaries established in November 2007. The committee determined the 4 percent increase in the companywide salary pool was appropriate based on the assumption that it was competitive with general salary increases in the Cincinnati marketplace. The increases to base annual salary for 2009 matched the level of increases to base annual salary for 2008.

For 2009, discretionary bonuses paid to named executive officers as a group declined ___ percent from 2008 levels. This element was used to effect the decrease in the overall level of base cash compensation (salary plus discretionary bonus) uniformly for all named executive officers by __ percent, by reducing the bonus amount by that amount. The level of discretionary bonus reduction varied for each named executive officer and was purely a function of the allocation of overall base cash compensation for the individual officer between salary and discretionary bonus. Those individuals with a higher percentage of overall base cash compensation weighted to salary saw greater percentage decreases in their discretionary bonuses. The committee determined to reduce base cash compensation by this amount to reflect the overall challenging economic environment and the company’s mixed performance during the year. In the two preceding years, discretionary bonuses were flat in 2008 following a 5 percent increase in 2007.

Restructuring for 2010: At its February 19, 2010 meeting, as a part of its restructuring of executive compensation as described above, the committee reset base annual salaries for the named executive officers as follows: ______________________________________________________________.

Annual incentive compensation. Under the Annual Incentive Compensation Plan of 2009 approved by shareholders in 2009 (Incentive Compensation Plan), all executive officers are eligible to annually receive an award of up to $1 million in cash based on achievement of specific performance-based criteria. The Incentive Compensation Plan replaced an older incentive compensation plan in which only the named executive officers were eligible to participate.

The Incentive Compensation Plan offers a wide range of performance objectives from which the committee may select one or more performance targets to focus the attention of executive officers on short term tactical actions believed to be important for achievement of longer term strategic goals. It also features a forfeiture and recoupment provision to enable the company to recover payments under this plan when circumstances warrant.

Name	Year	Target Annual Incentive Compensation	Achievement Level	Realized Annual Incentive Compensation
Kenneth W. Stecher	2009	$200,000	< Threshhold	-
	2008	150,000	< Threshhold	-
	2007	150,000	Target	-
Steven J. Johnston	2009	100,000	< Threshhold	-
	2008	-		-
	2007	-		-
Jacob F. Scherer, Jr.	2009	100,000	< Threshhold	-
	2008	100,000	< Threshhold	-
	2007	100,000	Target	-
Thomas A. Joseph	2009	75,000	< Threshhold	-
	2008	100,000	< Threshhold	-
	2007	-		-
David H. Popplewell	2009	-		-
	2008	-		-
	2007	-		-

Subject to shareholder approval of the plan, in February 2009 the committee granted incentive compensation awards to Messrs. Stecher, Johnston, Scherer and Joseph. Mr. Popplewell did not receive an award for 2009 because he was a named executive officer for 2008 only because of his election to receive distribution of the present value of his pension benefit during the company’s restructuring of retirement benefits that year, and not because of decisions made by the committee for such officers. Potential payouts of the awards range from 50 percent to 200 percent of target based upon the achievement of the performance target of the company’s value creation ratio compared to the value creation ratio of the companies in the peer group. The committee selected the performance objective of the company’s value creation ratio compared to peers because it captures the contribution of our insurance operations, the success of our investment strategy and the importance we place on paying cash dividends to shareholders. Achievement of the 37.5th, 50th and 75th percentiles of the value creation ratio of peer companies would earn 50, 100 and 200 percent payouts of the target level of awards. For 2009, the company achieved a value creation ratio of 19.7 percent, exceeding the company’s long-term target for this measure. However, on a relative basis, the company’s value creation ratio exceeded that ratio for 25 percent of the peer group but missed achievement of the threshold level of 37.5 percent of the peer group required for payout.

Through 2009, target levels for awards were set at modest levels compared to peers, ranging from $75,000 to $200,000.

Under the prior plan, for 2008 annual incentive awards, the company did not achieve the performance target established by the committee as the company’s adjusted gross written premiums declined 2.3 percent, exceeding the targeted decline of less than 1.5 percent and adjusted operating income declined 24.1 percent, exceeding the targeted decline of less than 14 percent. Because two of the performance targets were not achieved, the awards were not earned.

Although the performance target for 2007 annual incentive compensation awards was achieved, the committee nevertheless exercised its negative discretion and reduced each of the awards to zero, determining that compensation already paid to these four named executive officers was appropriate in light of the individual performance of each and the overall performance of the company

Restructuring for 2010: Beginning in 2010, target levels for awards will be determined as a percentage of the named executive officer’s salary. The percentage of salary will range from ___ percent to ___ percent based on the officer’s tier. Assignment to a particular tier is based on the executive officer’s level of responsibility and whether he or she directly reports to the chief executive officer. The committee intends to use the same percentage of salary to determine the level of stock-based awards to balance overall performance-based short-term and long-term compensation. At its February 19, 2010 meeting, the committee established target levels for awards and performance targets for annual incentive compensation grants as follows: __________.

Long-Term Stock-Based Compensation

We believe people tend to value and protect most that which they have paid for, generally by investing their time, effort or personal funds. Over the long run, we believe shareholders are better served when associates at all levels have a significant component of their financial net worth invested in the company. For that reason, we grant awards of stock-based compensation not only to our directors and to named executive officers, but also generally to all full-time salaried associates of the company. We believe this approach encourages associates at all levels to make decisions in the best interest of the company as a whole, linking their personal financial success with the organization’s success. Although we do not have access to information about broker accounts, we estimate that approximately ___ percent of our current associates hold shares of Cincinnati Financial Corporation. Stock ownership guidelines applicable to all directors and officers will help the committee monitor ownership for all directors and officers. Our Director and Officer Stock Ownership Guidelines may be found at www.cinfin.com/Investors.

We award stock-based compensation not only to reward service to the company, but also to provide incentive for individuals to remain in the employ of the company and help it prosper. The committee currently uses two types of stock-based awards for grants to the named executive officers. The committee uses non-qualified stock options that vest in equal amounts over the three years following the grant date and performance-based restricted stock units that cliff vest after three years if performance targets are achieved. Performance-based restricted stock units tie vesting of a portion of stock-based compensation to performance goals and support the committee’s efforts to maximize the company’s federal income tax deduction for executive compensation. Stock options tie the compensation realized from such awards, if any, to changes in the stock price experienced by shareholders generally. The three-year performance period for awards of restricted stock units reinforces the company’s long-term focus and matches the period after which stock option awards are fully vested and exercisable. If the restricted stock units vest, the award is paid in shares of common stock, one share for each restricted stock unit. For performance-based restricted stock units, the committee expects to set targets that it considers achievable, but that require some stretch, based on market conditions and the current insurance industry environment at the time of grant.

As the committee considers stock-based awards for all associates as a group, it also considers these general objectives:

•	Keep the overall cost to the company of stock-based compensation comparable with prior years,

•	Continue to emphasize stock options that require associates to make a personal investment upon exercise, and

•
Award a sufficient number of restricted stock units that upon vesting will strengthen the associate’s ability to collateralize loans to exercise stock options and ability to satisfy applicable stock ownership guidelines.

Name	Year	Non-Qualified Stock Options	Target Performance- Based RSUs	Holiday Shares	Target Total Stock- Based Compensation	Realized Stock- Based Compensation
Kenneth W. Stecher	2009	$-	$-	$257	$257	$257
	2008	232,902	257,138	272	490,312	272
	2007	80,759	75,369	404	156,532	404
Steven J. Johnston	2009	-	-	26	26	26
	2008	79,450	105,456	-	184,906	-
	2007	-	-	-	-	-
Jacob F. Scherer, Jr.	2009	-	-	257	257	257
	2008	109,015	133,608	272	242,895	272
	2007	80,759	75,369	404	156,532	404
Thomas A. Joseph	2009	-	-	257	257	257
	2008	109,015	133,608	272	242,895	25,181
	2007	80,579	75,369	404	156,532	404
David H. Popplewell	2009	-	-	257	257	257
	2008	109,015	133,608	272	242,895	272
	2007	80,759	75,369	404	156,532	404

Historically, the committee made decisions about stock-based compensation based on the number of shares underlying the award determined by position, which remained constant for each position year over year, rather than the cost of the awards in any given year. Beginning in 2010, award levels for named executive officers will be determined as a percentage of salary. The percentage of salary will range from ___ percent to ___ percent based on the officer’s tier. Assignment to a particular tier is based on the executive officer’s level of responsibility and whether he or she directly reports to the chief executive officer. The committee intends to use the same percentage of salary to determine the level of annual incentive compensation awards, balancing overall performance-based short-term and long-term compensation.

Stock-based awards granted to all associates in any year generally total less than 1.5 percent of total shares outstanding. The committee did not make its regular first-quarter grants of stock-based compensation in 2009 because it had accelerated the timing of those grants to November 2008, to tie them to management changes made earlier that year. This resulted in two rounds of stock-based awards in 2008, one in the first quarter and one in the fourth quarter, and none in 2009. At the time of the November 2008 grants, nearly all outstanding unexercised stock options granted in prior years were underwater.

The three-year performance period ended December 31, 2009, for performance-based restricted stock units granted in 2007. These awards did not vest because the company did not achieve the stated performance target specified in the award agreement, the sum of “operating income” (as defined by the company’s prior incentive compensation plan) for the three calendar years ending December 31, 2009, equals or exceeds 315 percent of operating income for 2006. The company’s “operating income” for the performance period was 236 percent of operating income for 2006.

Performance-based restricted stock units granted in 2008 will vest based on the amount of operating income achieved over the three calendar years ending December 31, 2010. Threshold, target and maximum aggregate three-year performance targets of 285 percent, 300 percent and 315 percent of 2007 operating income were established for threshold, target and maximum awards. As with the 2007 performance-based restricted stock unit awards described above, the committee used the definition for operating income set forth in the prior incentive compensation plan, but amended that definition to include an annual cap of 2.5 percent for the contribution of favorable development on prior period reserves to address the atypically high level of favorable development in 2007.

The performance-based restricted stock units granted in November 2008 will vest according to the level of total shareholder return achieved over the three calendar years ending December 31, 2011. Threshold, target and maximum aggregate three-year performance targets at the 25th, 50th and 75th percentiles of the peer group’s total shareholder return were established for threshold, target and maximum awards.

Additionally, named executive officers are eligible to receive stock bonuses under the company’s broad-based Holiday Stock Bonus Plan, which annually awards one share of common stock to each full-time associate for each year of service up to a maximum of 10 shares. This plan, in effect since 1976, encourages stock ownership at all levels of the company.

Restructuring for 2010: Beginning in 2010, target levels of stock-based awards will be determined as a percentage of the named executive officer’s salary. The percentage of salary will range from ___ percent to ___ percent based on the officer’s tier. Assignment to a particular tier is based on the executive officer’s level of responsibility and whether he or she directly reports to the chief executive officer. The committee intends to use same percentage of salary to determine the level of incentive compensation awards, balancing overall performance-based short-term and long-term compensation. At its February 19, 2010 meeting, the committee established award levels and performance targets levels for stock-based compensation grants as follows: ____________.

Stock-based award grant practices. In awarding stock options and other forms of stock-based compensation, the committee follows certain general precepts:

•
Timing. The committee has historically granted stock-based compensation awards at approximately the same date every year, at its first regularly scheduled meeting of the calendar year. This meeting is scheduled to occur within the two weeks preceding the first meeting of the board of directors that occurs in the last week of January or first week of February each year. Although this schedule has led to stock-based grants during the period immediately before the announcement of year-end results, the committee believes the consistency of this practice eliminates concerns over the timing. When grants are made at any other time of the year, the committee ensures that such grants are granted outside of any regular trading blackout associated with the company’s disclosure of financial results and when the company is not otherwise in possession of material nonpublic information. Beginning in 2010, the committee will continue to make its grants of restricted stock to directors under the Directors’ Stock Plan of 2009 at its first regularly scheduled meeting of the year as described above, but will make its annual grants to all associates, including the named executive officers in February each year, at the same time it makes annual compensation decisions for executive officers.

•
Option Exercise Price. All stock-based compensation is granted at fair market value on the date of grant. For stock-based awards in 2007 and 2008 under the 2006 Stock Compensation Plan and Stock Option Plan VII, fair market value is defined as the average of the high and low sale price on NASDAQ on the grant date. For stock options granted before 2007 under Stock Option Plan VII and earlier plans, the fair market value is defined as the closing price on NASDAQ on the business day prior to the grant date. Unless a future date is specified, the grant date is the date of the committee meeting at which the grant is made. Fair market value for awards under the 2009 Director Stock Plan and the Holiday Stock Bonus Plan is the average of the high and low sale price on NASDAQ on the grant date. The committee does not delegate timing or pricing of stock-based awards to management.

•
Procedure. The chief executive officer recommends tiers of stock-based awards for each level of responsibility throughout the organization, based on job titles. Managers participate in the stock-based award process by confirming which full-time associates at each level they believe should be eligible for a stock-based award and information about the performance level of those associates. The number of shares may be adjusted for individuals or groups after committee deliberations and ultimately is determined and granted by the committee. Beginning in 2010, the level of stock awards for executive officers will be determined as a percentage of each officer’s salary as described above. The committee does not delegate authority to management to grant stock options or other stock-based awards.

Retirement Benefits

In 2008, the company transitioned away from providing associates with a defined benefit pension plan, instead choosing to assist associates to build savings for retirement by providing a company match of associate contributions to a tax qualified 401(k) plan. This change was primarily in response to feedback from associates who wanted control over their retirement benefit accounts. Participation in the defined benefit pension plan terminated for associates under the age of 40, and they transitioned to the new tax qualified 401(k) plan with a company matching contribution. None of the named executive officers is under age 40. Associates age 40 and over as of August 31, 2008 were given a one-time election to remain in the defined benefit pension plan or to leave the plan and participate in the 401(k) plan with a company match. Those associates leaving the pension plan received distributions of their accumulated pension benefit from the defined benefit plan that they could choose to receive in cash, roll over to the company’s 401(k) plan or roll-over to an Individual Retirement Account. Mr. Popplewell elected to leave the pension plan, roll-over his accumulated benefit to Individual Retirement Accounts and participate in the 401(k) with the company match on a going forward basis. Mr. Johnston, hired after entry to the pension plan was closed, also participates in the 401(k) plan with the company match. All other named executive officers elected to remain in the pension plan.

Tax-qualified defined benefit pension plan. The Cincinnati Financial Corporation Retirement Plan (Retirement Plan) is a tax-qualified defined benefit pension plan available to all full-time associates ages 40 and over on August 31, 2008 who elected to remain in the plan effective September 1, 2008. The Retirement Plan is closed to new participants. Members of the Retirement Plan earn one year of service for each calendar year in which they work at least 1,000 hours. Members also earn service for time that they are paid, or entitled to be paid, but do not actually work. These times include vacation, holidays, illness and military duty and some periods of disability. The maximum amount of service that may be earned under the Retirement Plan is 40 years. Vesting is 100 percent after five years of service, and there are no deductions for Social Security or other offset amounts.

The Retirement Plan defines earnings for any given plan year as the base rate of salary in effect on the last day of the plan year, subject to the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code. Bonuses, stock-based awards and other forms of compensation do not contribute to earnings under the Retirement Plan.

Normal retirement age as defined in the Retirement Plan is age 65. The normal retirement pension is computed as a single life annuity. The annual benefit payment is the greater of the following two calculated amounts:

The first calculated amount is the sum of:

1.	0.45 percent per year of the member’s highest five-year average earnings for the first 15 years of service, plus

2.	1.35 percent per year of the member’s highest five-year average earnings up to $35,000 for the first 15 years of service, plus the sum of:

a.	0.6 percent per year of the member’s highest five-year average earnings for years 16 through 40 plus

b.	1.8 percent of the member’s highest five-year average earnings up to $35,000 for years 16 through 40.

The second calculated amount is the sum of:

1.	0.9 percent per year of the member’s highest five-year average earnings for the first 15 years of service plus

2.	1.2 percent per year of the member’s highest five-year average earnings for years 16 through 40.

The normal form of benefit payment under the terms of the Retirement Plan is a single life annuity for unmarried members and a joint and 50 percent survivor annuity for married members. The plan permits members to elect to receive payment of benefits in the following forms:

•	Single life only

•	Single life only with 60-month or 120-month guarantee

•	Joint and 50 percent contingent annuitant

•	Joint and 66.67 percent contingent annuitant

•	Joint and 100 percent contingent annuitant

•	Lump sum

Alternative forms of benefit payment are offered to provide plan members some flexibility in retirement income and estate planning by giving them the option of electing monthly benefits with or without a survivor’s benefit. Generally, the single life annuity alternative provides the largest monthly benefit, but does not provide a survivor’s benefit. All other payment forms are the actuarial equivalent of the single life annuity alternative. Alternatives other than the single life annuity provide slightly lower monthly benefits to the plan member, depending on such factors as presence of survivor’s benefit, the member’s age and any contingent annuitant’s age. The lump sum payment permits plan members to roll the present value of their benefit into an Individual Retirement Account and defer income taxes until the member withdraws funds from that account.

Supplemental retirement plan. The second retirement plan in which some named executive officers participate is The Cincinnati Financial Corporation Supplemental Retirement Plan (SERP). The SERP is unfunded and subject to forfeiture in the event of bankruptcy.

The SERP is a non-tax-qualified plan maintained by the company to pay eligible associates the difference between the amount payable under the tax-qualified plan and the amount they would have received without the tax-qualified plan’s limit due to Section 401(a)(17) and Section 415 of the Internal Revenue Code. Accordingly, the SERP definitions for service, normal retirement and annual earnings are the same as those for the Retirement Plan except the SERP’s definition of annual earnings is not limited, and there is no limit on number of years of service.

The SERP is integrated with Social Security. The integration level is equal to the average of the integration levels for the period of the member’s employment, using wages paid, with a maximum of $6,000 for years beginning before 1976 and wages subject to Social Security tax for all years after 1976.

The pension benefit under the SERP is payable only in the form of a single lump sum. The normal retirement pension benefit for current members of the SERP is the sum of 0.75 percent of the member’s highest five-year average annual earnings below the integration level plus 1.25 percent of the member’s highest five-year average annual earnings in excess of the integration level, multiplied by the number of years of service, minus the pension benefit payable from the Retirement Plan.

All of the named executive officers who participate in the SERP were members of the SERP on or before January 1, 2006. For members added to the SERP on or after December 1, 2006, the normal retirement benefit under the SERP will be equal to the excess of the member’s monthly benefit under the Retirement Plan as of the member’s retirement date, without regard to the limit on earnings under Section 401(a)(17) of the Internal Revenue Code and without regard to any limit on benefits under Section 415 of the Internal Revenue Code over the member’s monthly benefit payable under the Retirement Plan as of the member’s retirement date. Participation in the SERP terminated for Mr. Popplewell on December 31, 2008. Amounts equivalent to the calculated accrued benefit under the SERP were transferred in early 2009 to his Top Hat Savings Plan accounts where he may allocate investment of these amounts among the investment alternatives approved for that plan.

Both retirement plans permit early retirement between age 60 and age 65, provided the member has at least five years of service. Benefits for early retirement are calculated by adjusting for life expectancy and reducing the benefit payable at age 65 by 0.5 percent per month for each month prior to age 65 that the member elects to begin receiving pension benefits. For example, a member who elects to retire at age 60 would receive 70 percent (60 months X 0.5 percent = 30 percent reduction) of the life-expectancy adjusted benefit payable at age 65.

Actuarial work related to both the Retirement Plan and SERP is performed by Towers Watson, which provides human resource strategy, design and management; actuarial and management consulting to the financial services industry; and reinsurance intermediary services. The committee engaged Towers Watson to provide actuarial and consultative services related to the design of the company’s retirement and employee benefit plans. Towers Watson also brokers our property casualty and certain working reinsurance treaties, and we have used Towers Watson for various projects, including access to catastrophe loss modeling.

Members of the SERP are added to the plan by the committee, acting upon the recommendation of the chief executive officer. Three members of the SERP, Messrs. Stecher, Scherer, and Joseph were added effective January 1, 2006.

Defined contribution plans. The company sponsors a tax qualified 401(k) savings plan for all associates as well as the Cincinnati Financial Corporation Top Hat Savings Plan, a deferred compensation plan for certain highly compensated associates. The company made no cash contributions to the 401(k) or Top Hat plans until September 2008. In connection with retirement benefit plan changes effective September 1, 2008, the company began to match contributions to the 401(k) plan made by associates who were not members of the Retirement Plan, up to a maximum of 6 percent of the associate’s annual cash compensation (salary and variable compensation award). Participants in the Top Hat savings plan do not receive a matching contribution from the company unless their compensation level exceeds the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code, which for 2009 was $245,000. To provide the same 6 percent matching contribution benefit to associates at all levels of the company, beginning in 2009 the company is matching associate contributions to the Top Hat Savings Plan up to a maximum under both plans of 6 percent of the officer’s annual cash compensation including those officers who reached the maximum contribution allowable in the tax qualified 401(k) plan because of their level of compensation. Contributions made by associates immediately vest, while company matching contributions vest with three years of service.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits are intended to support our corporate objectives or the performance of an individual’s responsibilities. The perquisites and personal benefits offered to the named executive officers, and generally to all of the company’s officers, consist of personal umbrella liability insurance coverage, life insurance, executive tax services, use of a company car, safe driver award, executive health exams, club dues and spouse travel to and meals associated with certain business functions. Management is responsible for administering these programs. From time to time, the committee reviews these programs and may recommend changes or additions. The committee reviews the types and level of perquisites offered but does not control directly the actual amounts of named executive officer compensation paid pursuant to these programs.

The committee believes that the level of perquisites and personal benefits we offer our officers is de minimis (totaling no more than $8,261 for any named executive officer in 2009). Because the level of perquisites is low and each perquisite has business value, the committee does not consider them when monitoring total compensation levels.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2) (4)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6) (8)		Total Compensation ($)
Kenneth W. Stecher	2009	$810,000	TBD	$257			$349,137	$5,251		TBD
Chief Executive Officer and	2008	657,730	426,060	257,410	232,902		317,889	9,280		1,901,270
President	2007	553,963	352,119	75,773	80,759		352,143	9,908		1,424,664
Cincinnati Financial Corporation

Steven J. Johnston	2009	432,000	TBD	26				25,990		TBD
Chief Financial Officer	2008	193,539	175,000	105,456	79,450			11,437		564,882
Cincinnati Financial Corporation

Jacob F. Scherer, Jr.	2009	492,721	TBD	257			58,154	9,474		TBD
Executive Vice President	2008	442,626	380,632	133,880	109,015		122,145	14,137		1,202,435
The Cincinnati Insurance Company	2007	411,090	380,632	75,773	80,759		139,082	14,263		1,101,599

Thomas A. Joseph	2009	462,115	TBD	257			60,140	6,112		TBD
President	2008	404,192	274,991	133,880	109,015		114,625	8,288		1,044,991
The Cincinnati Casualty Company	2007	364,459	274,991	75,773	80,759		139,437	12,111		947,529
and Senior Vice President
The Cincinnati Insurance Company

David H. Popplewell	2009	376,750	TBD	257				19,917		TBD
President and	2008	349,919	210,006	133,880	109,015			311,560	(7)	1,114,380
Chief Operating Officer	2007	330,619	210,006	75,773	80,759		52,787	7,146		757,089
The Cincinnati Life
Insurance Company

(1)	Salaries for 2009 reflect 27 pay periods, while salaries for 2008 and 2007 reflect 26 pay periods.
(2)
Amounts shown in the stock awards column reflect values for grants of performance-based restricted stock units and holiday shares. Performance-based restricted stock units are performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and reflect the full grant date fair values in accordance with FASB ASC Topic 718. Amounts for 2007 and 2008 have been recomputed under the same methodology in accordance with SEC Rules. For assumptions used in determining these values, see our 2009 Annual Report on Form 10-K, Part II, Item ___, Note ___, Page ___. Awards under the Holiday Stock Bonus Plan are valued at full market value, determined by the average of the high and low sales price on NASDAQ on the date of grant, multiplied by the number of shares. The per share fair market values were $25.71, $27.18, $40.39 and for the grant dates of November 25, 2009, November 26, 2008 and November 21, 2007 respectively. There are no forfeitures of holiday stock awards in any year. Performance-based restricted stock units granted in 2007 were forfeited as of December 31, 2009, as three-year performance targets were not achieved as follows: 1,850 restricted stock units for Messrs. Stecher, Scherer, Joseph and Popplewell. Mr. Johnston did not join the company until 2008 and therefore did not receive a 2007 grant. There were no forfeitures of restricted stock units granted in 2008. No restricted stock units were granted in 2009.

(3)
Amounts in the Option Awards column reflect the value of awards for grants of non-qualified stock options. These non-qualified stock options are performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and reflect the full grant date fair values in accordance with FASB ASC Topic 718. For assumptions used in calculation of option awards, see our 2009 Annual Report on Form 10-K, Part II, Item ___, Note ___, Page ___. There were no forfeitures of option awards in 2009, 2008, or 2007. Option awards were canceled in 2009 due to expiration of the unexercised grant as follows: 3,675 for Mr. Stecher, 11,437 for Mr. Scherer, 2,982 for Mr. Joseph, and 13,271 for Mr. Popplewell.

(4)
Maximum values of performance-based restricted stock unit grants awarded in 2008 are: $317,437 for Mr. Stecher; $129,242 for Mr. Johnston; and $163,025 each for Messrs. Scherer, Joseph and Popplewell. Maximum values of performance-based restricted stock unit grants awarded in 2007 are shown in the Summary Compensation Table above.

(5)
No preferential earnings were paid on deferred compensation in 2009. Amounts in this column reflect changes in values of actuarially calculated accumulated benefit in the company’s Retirement Plan and SERP as follows:

For Mr. Stecher, a decrease of $68,545 for Retirement Plan and an increase of $417,682 for SERP
For Mr. Scherer, a decrease of $8,941 for Retirement Plan and an increase of $67,094 for SERP
For Mr. Joseph, a decrease of $22,177 for Retirement Plan and an increase of $85,318 for SERP
For Mr. Popplewell, a decrease of $___ for SERP as the actuarial present value of that plan as of ___ was transferred to his Top Hat Savings Plan account on ___ as a part of the restructuring of our retirement benefit plans in 2008. Mr. Popplewell ceased participation in the Retirement Plan effective August 31, 2008, and ceased accumulating benefit under the SERP effective December 31, 2008. The amount of the accumulated benefit under the SERP was transferred to Mr. Popplewell’s account in company’s Top Hat Savings Plan on ________, 2009.
(6)	Includes perquisites in an aggregate amount less than $10,000 for one or more of the types described in Perquisites and Other Personal Benefits, Page ___.
(7)
Includes the present value of accumulated pension benefit obligation distributed and rolled over to personal IRA in connection with termination of participation in the company’s defined benefit plan in the amount $296,298 for Mr. Popplewell.

(8)	Includes matching contributions to the company’s 401(k) plan in the amounts of $14,700 each for Mr. Johnston and Mr. Popplewell.

2009 Grant of Plan-Based Awards (1)

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Share of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Target (#)	(#)	(#)	($/Sh)	($)
Kenneth W. Stecher	3/16/2009*	100,000	200,000	400,000
	11/25/2009**					10			257
Steven J. Johnston	3/16/2009*	50,000	100,000	200,000
	11/25/2009**					1			26
Jacob F. Scherer, Jr.	3/16/2009*	50,000	100,000	200,000
	11/25/2009**					10			257
Thomas A. Joseph	3/16/2009*	37,500	75,000	150,000
	11/25/2009**					10			257
David H. Popplewell
	11/25/2009**					10			257

*	Cincinnati Financial Corporation Stock Option Plan No. VII
**	Cincinnati Financial Corporation 2006 Stock Compensation Plan.
***	Cincinnati Financial Corporation 2006 Incentive Compensation Plan.
****	Holiday Stock Bonus Plan. See Long-Term Stock-Based Compensation, Page ___, for information about awards of shares under the Holiday Stock Bonus Plan.
(1)	No material modifications or repricing occurred with respect to any outstanding option or other stock-based award in 2009.
(2)
The grant date fair value of shares awarded under the Holiday Stock Bonus Plan is 100 percent of the average of the high and low sales price on NASDAQ on the date of grant, which was $25.71 on November 25, 2009.

Total 2009 compensation, excluding attributions of compensation related to retirement plans, declined from 2008 levels for each named executive officer, as base levels of non-incentive cash compensation (salary and bonus) were decreased __ percent for each, and no stock options or restricted stock units were granted during the year. The committee decided to accelerate the timing of grants of stock options and restricted stock units otherwise scheduled for grant in the first quarter of 2009 to November 2008 to tie them to management changes made earlier in the year. As a result, the Summary Compensation Table reflects a level of stock-based compensation at normal levels for 2007, twice the normal level for 2008, and no grants in 2009.

The amount of year-over-year increase in 2008 compensation compared to 2007 that is unrelated to retirement plans for the named executive officers was due largely to increases in base annual salaries made mid-year in connection with promotions and changes in duties in responsibilities for Messrs. Stecher, Scherer and Joseph, increases to base annual salaries of 4 percent for each named executive officer in November 2008, and the early grants of stock-based compensation made in November 2008. Mr. Johnston’s employment with the company began June 30, 2008.

No adjustments to base annual salary were made in 2009. Amounts shown in the Salary column do not exactly match the base annual salaries set by the committee for the following year because:  1) there were 27 bi-weekly pay periods compared to 26 bi-weekly pay periods in 2008 and 2007 and 2) adjustments to base annual salary made in 2008 and 2007 were effective the first pay period in December of those years. The history of changes to base annual salaries for the named executive officers for the reported years are set forth below:

•
In November 2008, the committee set 2009 base annual salaries at $780,000 for Mr. Stecher, $250,000 for Mr. Schiff, $710,460 for Mr. Benoski, $416,000 for Mr. Johnston, $474,472 for Mr. Scherer, $445,000 for Mr. Joseph, and $362,795 for Mr. Popplewell.

•
In July 2008, in connection with management changes made mid-year, the committee set 2008 base annual salary at $400,000 for Mr. Johnston; and adjusted 2008 base annual salaries to $750,000 for Mr. Stecher; $456,222 for Mr. Scherer and $427,875 for Mr. Joseph.

•	In November 2007, the committee set 2008 base annual salaries at $574,355 for Mr. Stecher; $426,222 for Mr. Scherer; $377,875 for Mr. Joseph and $348,841 for Mr. Popplewell.

•	In November 2006, the committee set 2007 base annual salaries of $552,264 for Mr. Stecher, $409,829 for Mr. Scherer, $363,341 for Mr. Joseph and $329,100 for Mr. Popplewell.

See Base Salary and Discretionary Bonus, Page ___.

Amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table represent the annual incremental changes in the present values of benefits under the company’s defined benefit and SERP plans and changes in the balances of the Top Hat accounts of named executive officers due to his contributions and investment performance during the year. For Mr. Popplewell, the 2008 change in pension value includes a negative amount attributable to the distribution of an amount equal to the actuarial present value of his accumulated benefit that he rolled over into an Individual Retirement Account in connection with their move out of the defined benefit pension plan. The rollover amount is included in the All Other Compensation column for Mr. Popplewell for 2008. See Retirement Benefits, Page ___.

Outstanding Equity Awards at 2009 Year-End

	Option Awards (1) (2)				Stock Awards (3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth W. Stecher	16,538		$26.95	1/25/2010
	16,538		32.81	1/31/2011
	16,538		34.96	1/28/2012
	16,538		32.45	2/1/2013
	16,538		38.80	1/19/2014
	21,000		41.62	1/25/2015
	15,000		45.26	2/2/2016
	5,000	2,500	44.79	1/31/2017
					1,850	$49,155
	2,667	5,333	37.59	2/18/2018
					2,400	63,768
	10,000	20,000	26.59	11/14/2018
					7,900	209,903
Steven J. Johnston	2,667	5,333	25.08	7/1/2018
					2,400	63,768
	2,667	5,333	26.59	11/14/2018
					2,400	63,768
Jacob F. Scherer, Jr.	16,538		26.95	1/25/2010
	16,538		32.81	1/31/2011
	16,538		34.96	1/28/2012
	16,538		32.45	2/1/2013
	16,538		38.80	1/19/2014
	21,000		41.62	1/25/2015
	15,000		45.26	2/2/2016
	5,000	2,500	44.79	1/31/2017
					1,850	49,155
	2,667	5,333	37.59	2/18/2018
					2,400	63,768
	2,667	5,333	26.59	11/14/2018
					2,400	63,768
Thomas A. Joseph	16,538		26.95	1/25/2010
	16,538		32.81	1/31/2011
	16,538		34.96	1/28/2012
	16,538		32.45	2/1/2013
	16,538		38.80	1/19/2014
	21,000		41.62	1/25/2015
	15,000		45.26	2/2/2016
	5,000	2,500	44.79	1/31/2017
					1,850	49,155
	2,667	5,333	37.59	2/18/2018
					2,400	63,768
	2,667	5,333	26.59	11/14/2018
					2,400	63,768
David H. Popplewell	16,538		32.81	1/31/2011
	16,538		34.96	1/28/2012
	16,538		32.45	2/1/2013
	16,538		38.80	1/19/2014
	15,750		41.62	1/25/2015
	15,000		45.26	2/2/2016
	5,000	2,500	44.79	1/31/2017
					1,850	49,155
	2,667	5,333	37.59	2/18/2018
					2,400	63,768
	2,667	5,333	26.59	11/14/2018
					2,400	63,768

(1)	Option shares awarded and exercise price have been adjusted to reflect stock splits and stock dividends where applicable.
(2)
One-third of each option award vests and becomes exercisable on the first, second, and third anniversaries of the grant provided the associate remains continuously employed with the company or its subsidiaries. The vesting date of each option is listed in the table below by expiration date:

Grant Date	Vesting Dates			Expiration Date
1/25/2000	1/25/2001	1/25/2002	1/25/2003	1/25/2010
1/31/2001	1/31/2002	1/31/2003	1/31/2004	1/31/2011
1/28/2002	1/28/2003	1/28/2004	1/28/2005	1/28/2012
2/1/2003	2/1/2004	2/1/2005	2/1/2006	2/1/2013
1/19/2004	1/19/2005	1/19/2006	1/19/2007	1/19/2014
1/25/2005	1/25/2006	1/25/2007	1/25/2008	1/25/2015
2/2/2006	2/2/2007	2/2/2008	2/2/2009	2/2/2016
1/31/2007	1/31/2008	1/31/2009	1/31/2010	1/31/2017
2/18/2008	2/18/2009	2/18/2010	2/18/2011	2/18/2018
7/1/2008	7/1/2009	7/1/2010	7/1/2011	7/1/2018
11/14/2008	11/14/2009	11/14/2010	11/14/2011	11/14/2018

Vesting is accelerated and stock options are exercisable immediately upon retirement for Messrs. Stecher and Popplewell due to attainment of normal retirement age or 35 years of continuous service.
(3)
The restricted stock units awards granted on February 18, 2008, and July 1, 2008 will vest on March 1, 2011, if performance targets are achieved. The restricted stock units awards granted on November 14, 2008, will vest on March 1, 2012, if performance targets are achieved.

2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth W. Stecher	-	-	-	-
Steven J. Johnston	-	-	-	-
Jacob F. Scherer, Jr.	-	-	-	-
Thomas A. Joseph	-	-	-	-
David H. Popplewell	-	-	-	-

(1)	Prior to 2007, the company made no stock-based awards to associates other than stock options and the Holiday Stock Bonus Plan.

2009 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
Kenneth W. Stecher	Qualified Pension Plan	40	$1,132,463
	Supplemental Retirement Plan	42	1,818,779
Steven J. Johnston (2)	Qualified Pension Plan	0	-
	Supplemental Retirement Plan	0	-
Jacob F. Scherer, Jr.	Qualified Pension Plan	26	695,098
	Supplemental Retirement Plan	26	578,716
Thomas A. Joseph	Qualified Pension Plan	33	913,781
	Supplemental Retirement Plan	33	608,867
David H. Popplewell (3)	Qualified Pension Plan	0	-
	Supplemental Retirement Plan	0	-

(1)
Amounts listed in the “Present Value of Accumulated Benefit” column were calculated as of December 31, 2009, using the Pension Benefit Guaranty Corporation Immediate Interest Rate published on December 15, 2008, which was 4.0 percent, and the 1983 Group Annuity Mortality Table for males, set back one year.

(2)	Mr. Johnston joined the company after entry into the defined benefit pension plan was closed.
(3)	Mr. Popplewell opted to leave the defined benefit plan in 2008 in connection with the company’s restructuring of retirement benefits.

See Retirement Benefits, Page ___, for details about plans providing retirement benefits to the named executive officers.

At December 31, 2009, Mr. Stecher was eligible to elect early retirement under the Retirement Plan and the SERP.

2008 Non-Qualified Deferred Compensation Plan (1) (2)

Name	Aggregate Balance at 2008 Year-End	Executive Contributions in 2009	Registrant Contributions in Last FY	Aggregate Earnings in 2009	Aggregate Balance at 2009 Year-End
	($)	($) (3)	($) (4)	($)	($) (5)
Kenneth W. Stecher	$17,008	$-	$-	$6,860	$23,868
Steven J. Johnston	-	25,920	11,235	6,301	43,456
Jacob F. Scherer, Jr.	344,247	40,500	-	117,937	502,684
Thomas A. Joseph	47,533	13,863	-	21,026	82,423
David H. Popplewell	-	22,605	175,636	27,465	225,706

(1)	Prior to 2009 the company did not contribute to the Top Hat Savings Plan.
(2)	No withdrawals or distributions occurred in 2009.
(3)
The named executive officer’s contributions shown in this column are also reported in the Summary Compensation Table in the salary or bonus columns and included in the amounts shown for total compensation.

(4)
The amounts shown in this column reflect the company’s match of the named executive officer’s contributions, up to 6 percent of their salary, bonus or both. For Mr. Popplewell, the amount listed additionally includes the transfer of his actuarially determined accumulated benefit form the SERP to his Top Hat Savings Plan account on ______, 2009, in connection with the company’s restructuring of its retirement benefits in 2008.

(5)	Of the amounts shown in this column, $4,458, $125,600, and $32,865 for Messrs. Stecher, Scherer and Joseph , respectively, were reported in the Summary Compensation Table in prior years.

Compensation payable to the named executive officers may be deferred pursuant to the Top Hat Savings Plan. Under the Top Hat Savings Plan, highly compensated individuals as defined by the plan, including the named executive officers, may elect to defer up to 25 percent of salary and up to 100 percent of any discretionary bonus, less the required withholdings, provided that the total amount of salary and bonus deferred does not exceed the maximum amount permitted by the Internal Revenue Code, which was $49,000 in 2009. Deferral elections are made before the plan year for which compensation is to be deferred and are effective for the entire year and generally may not be modified or terminated for that year. Compensation deferred by the named executive officer is credited to the individual’s deferred compensation account maintained by the company.

Beginning in 2008, in connection with the company’s redesign of our retirement benefits plans, we amended the Top Hat Savings Plan to eliminate the cap on the amount of salary that may be deferred and to permit company matching contributions for officers who have contributed to and received the maximum company match allowable in their 401(k) accounts, yet due to tax law limitations, are unable to contribute and receive a matching contribution for the compensation that exceeds the limit imposed on tax qualified 401(k) plans. We do not otherwise contribute to or match contributions to this plan. Participants are prohibited from borrowing or pledging amounts credited to their accounts. Fifth Third Bank, a subsidiary of Fifth Third Bancorp, is the third-party administrator of the Top Hat Savings Plan. Under the plan, individuals choose one or more of several specified investment alternatives, including an alternative for Cincinnati Financial Corporation common stock. Earnings credited to the named executive officer’s account are calculated based on the performance of the applicable investment choice(s) selected by the named executive officer. We do not guarantee any level of return on contributions to the Top Hat Savings Plan.

Distributions from the Top Hat Savings Plan are made as soon as legally and administratively feasible after retirement, other termination of employment or death, or pursuant to a qualified domestic relations order. Distributions to the named executive officers due to retirement or other termination of employment are not permitted until 180 days after employment terminates. Other than distributions pursuant to qualified domestic relations orders, distributions are made in the form of either a single lump sum payment or monthly installments of not less than 12 months or more than 120 months, depending upon the participant’s prior election. To the extent that a participant chooses to have earnings credited based on the Cincinnati Financial Corporation common stock election, the participant may choose to receive any benefit payments in the form of stock. All other distributions are made in cash.

Potential Payments upon Termination or Change of Control

As of December 31, 2009, the only benefit a named executive officer could receive upon any termination of employment, except retirement or termination due to a change in control, is the balance of a Top Hat Savings Plan account disclosed in the “Aggregate Balance at 2009 Year-End” column of the 2009 Non-Qualified Deferred Compensation Plan table above. In the case of retirement, named executive officers who are at least 65 years of age additionally could receive vested retirement benefits and accelerated vesting of certain outstanding stock-based awards, while for retirement at age 60 without 35 years of service a named executive officer could receive a vested early retirement benefit, but no acceleration of outstanding stock-based awards. Named executive officers who retire before reaching 60 years of age but who have achieved 35 years of continuous service or who retire due to total and permanent disability could receive accelerated vesting of certain outstanding stock-based awards. Named executive officers who are terminated due to a change in the control of the company could receive accelerated vesting of all stock-based awards made under the 2006 Stock Compensation Plan, but not under earlier plans. The following table reflects the values of retirement benefits and the acceleration of vesting of the pertinent stock-based awards assuming termination of employment due to retirement or a change of control on December 31, 2009.

Potential Payments upon Termination

Name		Retirement Plan		SERP		Accelerated Vesting of Stock-Based Awards
						Retirement	Retirement with Disability	Change in Control
Kenneth W. Stecher		$1,064,744	(1)	$1,710,023	(1)	$48,544	$383,235	$383,235
Steven J. Johnston	(2)					-	163,571	163,571
Jacob F. Scherer, Jr.	(3)					48,544	202,835	202,835
Thomas A. Joseph	(3)					48,544	202,835	202,835
David H. Popplewell	(2)					48,544	202,835	202,835

(1)	Reflects early retirement benefit calculation.
(2)
Mr. Johnston was hired after entry into the defined benefit pension plan was closed and, therefore, was never a member of the pension plan or the SERP. Mr. Popplewell was not a participant in the defined benefit pension plan on December 31, 2009.

(3)	Messrs. Scherer and Joseph are not eligible for early retirement under the defined benefit pension plan and SERP.

2009 Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
William F. Bahl	$104,500	$85,017	$3,101		$192,618
Gregory T. Bier	98,500	85,017	1,369		184,886
James E. Benoski	95,500	85,017	446,394	(2)	626,911
Kenneth C. Lichtendahl	58,000	58,014	1,560		117,574
W. Rodney McMullen	100,000	85,017	1,616		186,633
Gretchen W. Price	65,500	65,503	1,330		132,333
John J. Schiff, Jr.	-	257	257,038	(3)	257,295
Thomas R. Schiff	95,500	85,017	1,584		182,101
Douglas S. Skidmore	58,000	58,014	1,380		117,394
John F. Steele, Jr.	67,000	67,006	1,809		135,815
Larry R. Webb	67,000	67,006	2,269		136,275
E. Anthony Woods	100,000	85,017	1,786		186,803

(1)
Mr. Stecher is a director and the company’s chief executive officer. Compensation for Mr. Stecher is shown in the Summary Compensation Table and supporting disclosure beginning on Page ___. Mr. Stecher receives no additional compensation for his service as a director.

(2)
Mr. Benoski retired from active employment of the company on January 19, 2009. The amount shown in the All Other Compensation column includes salary of $54,651; vested vacation pay of $54,561; increase in the actuarial present value of benefits under the defined benefit plan of $231,707; a decrease in the actuarial present value of benefits under the SERP of $74,509; interest earned and paid in the amount of $23,469 on SERP benefit until distribution on August 1, 2009, for 409A compliance; perquisites and personal benefits of $4,431; and the value of acceleration of unvested performance-based restricted stock units of $152,012.

(3)
Mr. J. Schiff, Jr. is both the chairman of the board and an executive officer of the company. The amount shown in the All Other Compensation column for Mr. J. Schiff, Jr. reflects salary of $259,615, discretionary bonus of ___, a decrease in the actuarial present value of benefits under the defined benefit and SERP plans of $5,114, and perquisites and other personal benefits of $2,537. Mr. Schiff receives no additional compensation for his service as a director.

(4)
Stock awards for non-employee directors are valued at full fair market value determined by the average of the high and low sales price on NASDAQ on January 28, 2010, the date of grant, times the number of shares awarded. The per share fair market value on January 28, 2009, was $26.37. The number of shares granted to directors for award reported in this column were: 3,224 shares each to Messrs. Bahl, Bier, Benoski, McMullen, T. Schiff and Woods; 2,541 shares each to Messrs. Steele and Webb; 2,484 shares to Ms. Price, and 2,200 shares each to Messrs. Lichtendahl and Skidmore. There were no forfeitures in this plan in 2009. Mr. J. Schiff, Jr. does not receive stock awards under the Directors Stock Plan of 2009. The value shown in the Stock Awards column for Mr. J. Schiff, Jr. reflects 10 shares of stock awarded on November 25, 2009, under the Holiday Stock Plan available to all full-time associates.

(5)	Reflects perquisites in an aggregate amount less than $10,000 of one or more of the types described in Perquisites and Other Personal Benefits, Page ___.

Outside directors are paid cash fees of:

•	$4,500 for attendance at each parent or subsidiary company’s board meeting and

•	$1,500 for attendance at each meeting of a parent or subsidiary board committee.

Fees for all meetings in any one day are not to exceed $6,000. In 2009, outside directors were paid an annual cash retainer of $25,000. Outside directors are reimbursed for travel expenses incurred in attending meetings. Outside directors also receive compensation in the form of common stock under the Cincinnati Financial Corporation Directors’ Stock Plan of 2009 (2009 Stock Plan). The purpose of this shareholder-approved plan is to attract and retain the services of experienced and knowledgeable non-employee directors and to strengthen the alignment of interests between the non-employee directors and shareholders. Shares received under the plan assist directors in achieving ownership levels consistent with the company’s Director and Officer Stock Ownership Guidelines. Under the 2009 Stock Plan, directors receive restricted shares of the company’s common stock with a fair market value on the date of grant equal to $25,000 plus the cash director’s fees received by such directors during the last calendar year, up to a maximum of $60,000 of cash fees, for total stock awards up to a maximum of $85,000. Awards to individual directors may slightly exceed $85,000 in value as the plan provides for rounding up to whole shares. Shares granted under the 2009 Stock Plan are restricted shares, nontransferable, except upon death, for three years from the grant date. The committee and the board intends stock awards under this plan to increase stock ownership by outside directors in furtherance of the ownership guidelines. The restriction on transferability of the shares further aligns the outside director’s financial interest with the interests of shareholders.

The committee grants awards for each director’s prior year’s board service under the 2009 Stock Plan at its first scheduled meeting each calendar year. See Stock-Based Award Grant Practices, Page ___. Amounts shown in the Stock Awards column reflect grants awarded under the 2009 Stock Plan at the committee’s meeting on January 29, 2010, based on cash fees earned for board service in 2009.

The company also provides outside directors with life insurance, personal umbrella liability insurance and spouse travel and meals to certain business events. See Perquisites and Other Personal Benefits, Page ___, for details about these benefits. Amounts contained in the All Other Compensation column reflect the aggregate cost of these individual benefits.

The company does not provide outside directors with retirement benefits, benefits under health and welfare plans or compensation in any form not described above, nor does it have any agreement with any director to make charitable donations in the director’s name.

Conclusion

Shareholder Proposals for Next Year

Any qualified shareholder who wishes to present a proposal for action at the 2011 Annual Meeting of Shareholders must submit the proposal to Cincinnati Financial Corporation, P.O. Box 145496, Cincinnati, Ohio 45250-5496, on or before November 19, 2010, to be included in our proxy statement and proxy for the 2011 annual meeting. Any such proposal must conform to the rules and regulations of the SEC and otherwise be in accordance with other federal laws as well as the laws of the State of Ohio. If the date of the 2011 annual meeting is not within 30 days of May 1, 2011, the deadline will be a reasonable time before we begin to print and mail the proxy material for the 2011Annual Meeting of Shareholders. In addition, the proxy solicited by the board for the 2011 annual meeting will confer discretionary authority on the persons named in such proxy to vote on any shareholder proposal presented at that meeting if we receive notice of such proposal later than February 1, 2011, without the matter having been discussed in such proxy.

In addition, if Proposal 3 passes and our Code of Regulations is amended to include advance notice provisions for director nominations and other proposals, any qualified shareholder who wishes to present a proposal for action at the 2011 Annual Meeting of Shareholders (other than any proposal made pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934) must deliver a notice of the proposal, in the form as required by Proposal 3, to our secretary on or before March 1, 2011, but not before January 20, 2011, or the shareholder’s proposal will not be permitted to be brought before the 2011 Annual Meeting of Shareholders.

Cost of Solicitation

Proxies may be solicited by our directors, officers or other employees, either in person or by mail, telephone or e-mail. The cost of soliciting proxies will be borne by the company. We have contracted with Broadridge Financial Solutions Inc. to provide Internet and telephone voting service for our direct shareholders of record. We ask banks, brokerage houses, other custodians, nominees and fiduciaries to forward copies of the proxy material to beneficial owners of shares or to request authority for the execution of proxies; and we have agreed to reimburse reasonable out-of-pocket expenses incurred. The company has retained ________ to be available to assist in soliciting proxies for the annual meeting should a need for their services be determined. The cost of those services, if used, would be approximately $___ plus out of pocket expenses.

Other Business

Management does not know of any other matter or business that may be brought before the meeting; but if any other matter or business properly comes before the meeting, it is intended that a vote will be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

/S/ Steven J. Johnston
Steven J. Johnston, FCAS, MAAA, CFA
Secretary
March ___, 2010
Cincinnati Financial Corporation

Appendix A

Article Sixth would be amended as follows:

“SIXTH:               (a) Subject to the provisions of part (c) of this Article Sixth, t~~T~~he Board of Directors shall be divided into three (3) classes, each class consisting of one-third (as nearly as possible but in no event may any one class have greater than one more director than any other class) of the total number of directors. At each annual meeting of ~~the~~ shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the right of the shareholders to fix the number of directors at a meeting called for the purpose of electing directors, the Board of Directors may change the number of directors constituting the Board of Directors by resolution.

(b) Directors of the Corporation shall only be removed by the shareholders for cause. “Cause” for the removal of a director shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of a director of a felony; or (2) a finding by a court of law that the director has been or is guilty of negligence or misconduct in the performance of his duties as a director of the Corporation. Vacancies in the Board of Directors, whether arising through death, resignation or removal of a director, or newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.~~for the unexpired portion of the term of the directors replaced or, in the case of a newly created directorship, the Board of Directors shall determine the class of such director~~.

(c) Notwithstanding anything contained in parts (a) of this Article Sixth to the contrary, beginning at the 2011 annual meeting of shareholders, directors shall be elected annually for terms of one year, except that any director whose term expires at the 2012 annual meeting of shareholders or the 2013 annual meeting of shareholders shall continue to hold office until the end of the term for which such director was elected or appointed and until such Director’s successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Accordingly, (i) at the 2010 annual meeting of shareholders, the directors whose terms expire at that meeting shall be elected to hold office for a three-year term expiring at the 2013 annual meeting of shareholders; (ii) at the 2011 annual meeting of shareholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of shareholders; and (iii) at the 2012 annual meeting of shareholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of shareholders.

Appendix B

The following sections would be added to Article I of the Company’s Regulations, immediately following Section 4.

Section 5. Order of Business. Unless otherwise determined by the Board of Directors of the Corporation prior to the meeting, the chairman of the meeting shall determine in his or her sole discretion the order of business of each shareholder meeting and the rules of procedure therefo, and shall have the authority to regulate the conduct of any such meeting as he or she deems appropriate. Notwithstanding the foregoing, the order of business fixed by the chairman of the meeting may be changed by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote.

Section 6. Notice of Shareholder Business to Be Brought Before a Meeting.

(a) Business Properly Brought Before a Meeting. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 6 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Article I, Section 3 of these Regulations. Shareholders seeking to nominate persons for election to the Board must comply with Article I, Section 7 of these Regulations, and this Section 6 shall not be applicable to nominations except as expressly provided in Article I, Section 7 of these Regulations.

(b) Requirement of Timely Notice of Shareholder Business. Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 6. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days nor more than 100 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the 100th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or, if later, the tenth day following the day on which Public Disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) Requirements for Proper Form of Shareholder Notice of Proposed Business. To be in proper form for purposes of this Section 6, a shareholder’s notice to the Secretary of the Corporation shall set forth:

(i)           Shareholder Information. As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii)           Information Regarding Disclosable Interests. As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Regulations on behalf of a beneficial owner; and

(iii)           Description of Proposed Business. As to each item of business the shareholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder.

(iv)           Definition of Proposing Person. For purposes of this Section 6, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Regulations) of such shareholder or beneficial owner.

(d) Update and Supplement of Shareholder Notice of Proposed Business.
A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof), if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof).

(e) Business Not Properly Brought Before A Meeting. Notwithstanding anything in these Regulations to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 6. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 6, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) Rule 14a-8; Exchange Act Compliance. This Section 6 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 6 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 6 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) Definition of Public Disclosure. For purposes of these Regulations, “public disclosure” shall mean disclosure in a news release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 7. Nominations.

(a) Who May Make Nominations. Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 7 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 7 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Requirement of Timely Notice of Shareholder Nominations. Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (i) provide Timely Notice (as defined in Section 6 of these Regulations) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 7. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 7. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 100th day prior to such special meeting and not later than the 60th day prior to such special meeting or, if later, the tenth day following the day on which Public Disclosure (as defined in Section 6 of these Regulations) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) Requirements for Proper Form of Notice of Shareholder Nominations. To be in proper form for purposes of this Section 7, a shareholder’s notice to the Secretary of the Corporation shall set forth:
(i)           Shareholder Information. As to each Nominating Person (as defined below), the Shareholder Information (as defined in Article I, Section 6(c)(i), except that for purposes of this Section 7, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 6(c)(i));

(ii)           Information Regarding Disclosable Interests. As to each Nominating Person,  any Disclosable Interests (as defined in Article I, Section 6(c)(ii), except that for purposes of this Section 7 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 6(c)(ii)), and the disclosure in clause (F) of Article I, Section 6(c)(ii) shall be made with respect to the election of directors at the meeting;

(iii)           Information Regarding Proposed Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 7 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iv)           Other Information to be Furnished by Proposed Nominees. The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(v)           Definition of Nominating Person. For purposes of this Section 7, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

(d) Update and Supplement of Shareholder Notice of Nominations. A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof), if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof).

(e) Defective Nominations. Notwithstanding anything in these Regulations to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 7. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 7, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f) Compliance with Exchange Act. In addition to the requirements of this Section 7 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

THE CINCINNATI INSURANCE COMPANIES

CINCINNATI FINANCIAL CORPORATION
P.O. BOX 145496
CINCINNATI, OH 45250-5496

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, April 30, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by Cincinnati Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, April 30, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Gregory T. Bier   02 Linda W. Clement-Holmes   03 Douglas S. Skidmore   04 Larry R. Webb

02 0000000000

The Board of Directors recommends you vote FOR the following proposal(s):

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000041149_1 R2.09.05.010

Cincinnati Financial Corporation 2010 Annual Meeting
May 1, 2010, 9:30 a.m., EDT

Cincinnati Art Museum
953 Eden Park Dr.
Cincinnati, OH 45202

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Shareholder Letter is/are available at www.proxyvote.com.

CINCINNATI FINANCIAL CORPORATION
Annual Meeting of Shareholders
May 1, 2010 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John J. Schiff, Jr., Kenneth W. Stecher and Steven J. Johnston, or any one of them with power of substitution as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side and in their discretion on such other matters as may properly come before the meeting, all shares of CINCINNATI FINANCIAL CORPORATION held on record on March 3, 2010, at the Annual Meeting of Shareholders to be held at 9:30 AM, EDT on May 1, 2010, at the Cincinnati Art Museum Eden Park Cincinnati, Ohio, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR all nominees listed; FOR the proposals to amend the company's Articles of Incorporation to declassify its board structure and to amend the company's Code of Regulations to add advance-notice provisions; and FOR the proposal to ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2010.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000041149_2 R2.09.05.010